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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SM Energy Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Proxy Statement and Notice of
2017 Annual Meeting of Stockholders

May 23, 2017
Denver, Colorado

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
TUESDAY, MAY 23, 2017

To All Stockholders:

              The 2017 Annual Meeting of Stockholders of SM Energy Company (the "Annual Meeting") is to be held in the J.D. Hershner Room of Wells Fargo Bank, located at 1700 Lincoln Street, Denver, Colorado 80203, on Tuesday, May 23, 2017, at 3:30 p.m. local time. The purposes of the Annual Meeting are to:

  1.
  elect eight individuals to our Board of Directors, to serve until the next annual meeting of our stockholders;

  2.
  ratify the appointment by our Audit Committee of Ernst & Young LLP, as our independent registered public accounting firm for 2017;

  3.
  hold an advisory vote to approve the compensation of our named executive officers;

  4.
  hold an advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers;

  5.
  approve an amendment to our Employee Stock Purchase Plan; and

  6.
  transact such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

              Only stockholders of record at the close of business on April 4, 2017, may vote at the Annual Meeting.

              Only stockholders of record, holders of our shares of common stock in street name and our guests will be permitted to attend the 2017 Annual Meeting. If you are a stockholder of record, you will need to bring with you to the meeting either the Notice of Internet Availability of Proxy Materials or any proxy card that is sent to you. Otherwise, you will be admitted only upon other verification of record ownership at the site. If you own shares held in street name, you will need to bring the Notice of Internet Availability of Proxy Materials, any voting instruction form that is sent to you, or a brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on April 4, 2017. We can use that to verify your beneficial ownership of our common stock and admit you to the meeting. If you intend to vote at the meeting, you also will need to bring to the meeting a legal proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

              Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or the proxy card or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible. Thank you for your support for the recommendations of our Board of Directors.

By Order of the Board of Directors,

David W. Copeland Executive Vice President, General Counsel and Corporate Secretary

Denver, Colorado
April 13, 2017

              IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2017

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2017 Annual Meeting of Stockholders, and the Form 10-K for the fiscal year ended December 31, 2016, are available at http://www.viewproxy.com/sm-energy/2017/.

GENERAL MATTERS

Background

              This Proxy Statement contains information about the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of SM Energy Company to be held in the J.D. Hershner Room of Wells Fargo Bank, located at 1700 Lincoln Street, Denver, Colorado, 80203 on Tuesday, May 23, 2017, at 3:30 p.m. local time. Our Board of Directors ("Board") is using this Proxy Statement to solicit proxies for use at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. In this Proxy Statement, the terms "we," "us," and "our" refer to SM Energy Company and its subsidiaries.

              The proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 ("2016 Annual Report"), are being distributed and made available on or about April 13, 2017. In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials to many beneficial owners of our stock via the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed by intermediaries on or about April 13, 2017, to beneficial owners of our common stock. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or may request that we send them a printed set of the proxy materials by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares. The proxy materials are being mailed to all stockholders of record, as of the close of business on April 4, 2017, on or about April 13, 2017.

Purposes of the Annual Meeting

              As stated in the accompanying Notice of Annual Meeting of Stockholders, at the Annual Meeting, our stockholders will be asked to vote on:

  •
  the election of eight individuals to our Board, to serve until the next annual meeting of our stockholders;

  •
  the ratification of the appointment by our Audit Committee of Ernst & Young LLP, as our independent registered public accounting firm for 2017;

  •
  an advisory vote to approve the compensation of our named executive officers;

  •
  an advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers;

  •
  the approval of an amendment to our Employee Stock Purchase Plan; and

  •
  such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

              Each proposal is described in more detail in this Proxy Statement.

              As of the date of this Proxy Statement, we are not aware of any business to come before the Annual Meeting other than the first five items noted above.

Who Can Vote

              Only stockholders of record at the close of business on the record date, April 4, 2017, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of April 4, 2017, there were 111,258,225 shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

Differences Between Stockholders of Record and Street Name Holders

              Most stockholders hold their shares through a bank, broker or other nominee (that is, in "street name") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

  •
  Street Name Stockholder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How to Vote

              Stockholder of Record.    Stockholders whose shares are registered in their own name may vote via the Internet, by telephone or by mailing a completed proxy card. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, you must sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified in a proxy, such proxy will be voted as follows:

  •
  FOR the election of the eight nominees named in this Proxy Statement under the caption "Proposal 1—Election of Directors";

  •
  FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2017;

  •
  FOR the advisory approval of the compensation of our named executive officers;

  •
  ONE YEAR as the frequency of future advisory votes regarding the compensation of our named executive officers;

  •
  FOR the approval of an amendment to our Employee Stock Purchase Plan; and

  •
  in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

              Street Name Stockholder.    If your shares are registered in the name of a bank, broker or other nominee and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by your bank, broker or other nominee. Please check the voting instruction card provided by your bank, broker or other nominee for availability and instructions.

              If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

Revoking a Proxy

              If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;

  •
  voting in person at the Annual Meeting; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

  •
  filing a written revocation before the Annual Meeting with our Corporate Secretary at our principal executive offices, which are located at 1775 Sherman Street, Suite 1200, Denver, CO 80203.

              If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with your nominee's procedures.

Quorum

              A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock are present at the Annual Meeting in person or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Voting Requirements; Vote Treatment

              If you hold your shares in "street name," you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each matter for which it has discretionary authority under the rules of the New York Stock Exchange ("NYSE").

              There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

              Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.

              If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 3 (Advisory Vote on Executive Compensation), Proposal 4 (Advisory Vote on the Frequency of Executive Compensation Advisory Votes) and Proposal 5 (Approval of an Amendment of Employee Stock Purchase Plan), and your shares will be considered "broker non-votes" with respect to these proposals; but will nevertheless be entitled to vote your shares with respect to Proposal 2 (Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2017) in the discretion of the record holder.

  •
  Proposal 1 (Election of Directors): Our Amended and Restated By-Laws (our "By-Laws") provide that the election of directors will be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on the election of directors and will have the same effect as a vote "Against" a director. Broker non-votes will have no effect on the outcome of the vote for directors.

  •
  Proposal 2 (Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2017): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal.

  •
  Proposal 3 (Advisory Vote on Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will not be binding, nor will it create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or the Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.

  •
  Proposal 4 (Advisory Vote on the Frequency of Executive Compensation Advisory Votes): The frequency of the advisory vote (every one year, every two years or every three years) that receives the greatest number of votes will be considered the advice of our stockholders on the frequency of the advisory vote on executive compensation. Accordingly, abstentions will have no effect on the outcome of the vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it is advisory in nature and will neither be binding on our company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, our company or the Board. However, the Board will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in our proxy statements for future annual meetings.

  •
  Proposal 5 (Approval of an Amendment of Employee Stock Purchase Plan): Under regulations promulgated under Section 162(m) of the Internal Revenue Code ("IRC"), the approval of the amendment of our Employee Stock Purchase Plan, requires the affirmative vote of a majority of the votes cast on the amendment. Abstentions will have the effect of votes against approval of the amendment. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Payment of Proxy Solicitation Costs

              We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies for total fees of $8,500, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Other Available Information

              We make available through the Governance section of our website (www.sm-energy.com) the following documents: our Corporate Governance Guidelines; our Financial Code of Ethics (the "Financial Code"); our Code of Business Conduct and Conflict of Interest Policy (the "Code of Conduct"); and the Charters of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees of our Board. These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

Stockholders Sharing the Same Address

              We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, 2016 Annual Report, and Proxy Statement until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

              If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2016 Annual Report or Proxy Statement, please submit a request to our Corporate Secretary, at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203 or call (303) 861-8140, and we will promptly send such to you. You may also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.

CORPORATE GOVERNANCE

General

              We are committed to sound corporate governance principles. To evidence this commitment, the Board has adopted charters for its committees, our Corporate Governance Guidelines, the Financial Code and the Code of Conduct. These documents provide the framework for our corporate governance. A complete copy of these documents is available on our website at www.sm-energy.com or in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary. The Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

              The Financial Code, which applies to our principal executive officer, principal financial officer and principal accounting officer or controller, as well as persons performing similar functions and other officers and employees identified by our Chief Financial Officer, requires that any exception to or waiver for an executive officer subject to the Financial Code be made only by the Audit Committee of the Board and disclosed as required by law, SEC rules and regulations, and NYSE rules. Changes to, or waivers from, the Financial Code for any of our executive officers subject to the Financial Code will be disclosed on our website at www.sm-energy.com within two business days after such change or waiver. To date, the Audit Committee of our Board has not granted waivers of the Financial Code for any of our executive officers subject to the Financial Code.

Board and Committee Independence

              The Board is comprised of a majority of independent directors, four of whom, Stephen R. Brand, Loren M. Leiker, Ramiro G. Peru and Rose M. Robeson joined the Board in the last six years. The Board has determined that Larry W. Bickle, Dr. Brand, Mr. Leiker, Mr. Peru, Julio M. Quintana, Ms. Robeson, and William D. Sullivan are independent and do not have any material relationship with us other than as a director and stockholder. In its review of the independence of these directors, the Board considered past employment, remuneration, and any other relationship with us. In making its determination as to the independence of its members, the Board considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the NYSE's Listed Company Manual.

              The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee ("NCG Committee") of our Board are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.

Board Leadership Structure

              Since February 2007, our leadership structure has reflected our Board's decision to separate the roles of Chief Executive Officer and Chairman of the Board. Mr. Sullivan, an independent director serving on our Board since 2004, who has experience serving on several other public company boards and over 37 years of experience working with oil and gas exploration and production companies, including as an executive officer, serves as our Chairman of the Board. Mr. Sullivan does not serve on any committee of our Board, other than the Executive Committee, which meets infrequently and did not meet in 2016. Javan D. Ottoson serves as our Chief Executive Officer.

              Our Board believes that, at this time, this leadership structure is optimal for us and our stockholders. The Chairman of the Board is responsible for providing leadership to the Board;

facilitating communications among the directors; setting the Board meeting agenda in consultation with our Chief Executive Officer; presiding at Board meetings and Executive Committee meetings; and serving as a liaison between our management and directors.

              Our Corporate Governance Guidelines allow our Board to choose whether to keep the roles of Chief Executive Officer and Chairman of the Board separate or whether to permit one person to serve in both capacities. As part of its annual self-evaluation process, our NCG Committee evaluates our leadership structure and makes recommendations to the Board. While recognizing that different board leadership structures may be appropriate at different times and under different circumstances, based on the recommendation of the NCG Committee, our Board has determined that our current leadership structure is preferable, with Mr. Ottoson serving as our Chief Executive Officer, and Mr. Sullivan serving as our Chairman of the Board.

              In addition to having an independent Chairman of the Board, the Board has a separate lead independent director. Mr. Quintana has served in that role since February 21, 2017. The lead independent director is responsible for presiding at executive sessions of non-management directors. In the lead independent director's absence, the Chairman of the Board serves as lead independent director.

              As of the filing date of this Proxy Statement, the Board has seven independent members and only one non-independent member: Mr. Ottoson, our Chief Executive Officer. A number of our independent directors have served as members of senior management of other companies in the oil and gas industry and are currently serving or have served as directors of other public companies. As discussed above, our Board has three committees comprised solely of independent directors, and each has a different independent director serving as chair of the committee. The specific experiences, qualifications, attributes, and skills of each independent director, which enable him or her to effectively serve on his or her respective Board committees, are briefly described in each director nominee's biographical information below. We believe that the independent and experienced directors that make up our Board, the specific experiences and skills that they bring to their respective Board committees, and the overall leadership of the Board by the Chairman of the Board are beneficial to our stockholders.

Communications with the Board

              The Board welcomes questions or comments about our company. Interested parties and stockholders may contact the Board as a whole, only the non-management directors, or any one or more specified individual directors, by sending a letter to the intended recipients' attention in care of SM Energy Company, Corporate Secretary, 1775 Sherman Street, Suite 1200, Denver, CO 80203. All such communications will be provided to the Chair of the NCG Committee, who will facilitate the review of such communications.

Board and Committee Meetings

              Our Board met 11 times during 2016. Our non-management directors routinely meet in executive session immediately after each regularly scheduled meeting of the Board or as otherwise deemed necessary and met five times during 2016. Each incumbent director participated in at least 82% of the Board meetings and in 100% of his or her respective committee meetings held in 2016. It is our policy that each director is expected to attend the annual meeting of our stockholders, and each director then serving on the Board attended the 2016 Annual Meeting of Stockholders.

              The following table identifies the members of each committee, as of March 1, 2017, and sets forth the number of meetings held in 2016:

Name of Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Executive Committee
Larry W. Bickle
Stephen R. Brand
Loren M. Leiker
Javan D. Ottoson
Ramiro G. Peru
Julio M. Quintana
Rose M. Robeson
William D. Sullivan
Number of meetings held in 2016	6	3	8	0

Chair
Member

              The Audit Committee assists the Board in fulfilling its oversight responsibilities over our financial reporting and internal control processes. Pursuant to the Audit Committee charter, members are prohibited from serving on more than three audit committees of public companies (one of which is us), and no Audit Committee member currently serves on more than three such committees. The Audit Committee is solely responsible for the engagement and discharge of our independent registered public accounting firm and reviews our quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with our independent auditors and reviews the independence of our auditors, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our financial risk management policies. The Audit Committee also has oversight responsibility for our internal audit functions and any related party transactions. The Audit Committee is currently composed of four directors, each of whom is independent as defined by the NYSE listing standards. See the "Report of the Audit Committee" contained in this Proxy Statement. While all of the Audit Committee members are considered financially literate, the Board has determined that three members of the current Audit Committee, Mr. Bickle, Mr. Peru and Ms. Robeson, are audit committee financial experts as the term is defined by the SEC. As noted above, Mr. Bickle, Mr. Peru and Ms. Robeson are also independent.

              The NCG Committee's primary functions are to recommend individuals to be elected to the Board, to evaluate and plan for management succession, to review the structure and composition of all committees of the Board, and to oversee all of our corporate governance functions, including the Board and committee self-evaluation process. For additional information on the functions performed by the NCG Committee, see "Director Nominations and Qualifications" below.

              The Compensation Committee's primary function is to establish and administer our compensation policies and oversee the administration of our employee benefit plans. The Compensation Committee approves and/or recommends to the Board the compensation arrangements for our senior management and directors, adoption of compensation plans in which our officers and directors are eligible to participate, and the granting of equity based compensation or other benefits under compensation plans. The "Compensation Discussion and Analysis" section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

              The Executive Committee has the authority to act on behalf of the Board with respect to matters as to which it has been authorized to act by the Board, provided that such matters are not in conflict with our Certificate of Incorporation, our By-Laws, applicable laws, regulations, or rules or the listing standards of the NYSE.

              Our Board and each of its committees separately evaluated their performance during 2016, and the Audit Committee, Compensation Committee and NCG Committee each completed written evaluations. The Executive Committee did not complete a written evaluation due to its unique, limited purpose and infrequent meeting schedule. This performance evaluation process was directed by the NCG Committee and the evaluations were discussed and accepted by the Board.

              There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

Risk Oversight

              While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for addressing the risks we face, and that the current Board leadership structure, with Mr. Sullivan serving as our Chairman of the Board and Mr. Ottoson serving as our Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance.

              We have an Enterprise Risk Management Committee comprised of our President and Chief Executive Officer, Chief Financial Officer, General Counsel, Executive Vice President—Operations, and Associate General Counsel. The committee meets quarterly to update our enterprise risk management process and plan (the "ERM Plan"), utilizing the Committee of Sponsoring Organizations of the Treadway Commission Enterprise Risk Management framework, and incorporating information gathered during our business strategy sessions. We keep minutes of these meetings, and regularly report the activities of the committee to the Audit Committee and the Board. We document risk prevention or mitigation steps for the material risks identified based upon projected likelihood and impact of any occurrence of the particular risk. We review the ERM Plan with our Board annually.

              We also have a Financial Risk Management Committee comprised of our President and Chief Executive Officer, Chief Financial Officer, Executive Vice President—Operations and Vice President—Marketing. The committee meets quarterly and more frequently, as necessary, to discuss our interest rate and commodity hedging activities and, as appropriate, to approve additional hedges or other changes to our hedge program. We keep minutes of these meetings, and regularly report the activities of the committee to the Audit Committee.

              The Audit Committee provides significant assistance to the Board in the oversight of our financial risk management processes. The Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken, as well as the specific guidelines and policies that have been established, to monitor, control, mitigate, and report those exposures. These reviews and discussions include review and approval of our oil, natural gas and natural gas liquids commodity price hedging policy, interest rate risk management, and insurance coverage, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. In addition, the Compensation Committee periodically reviews our compensation programs to ensure that they do not encourage excessive risk-taking. The Audit Committee and Compensation Committee report regularly to the full Board on their respective risk management oversight activities.

Director Nominations and Qualifications

              Our Corporate Governance Guidelines and the Charter of the NCG Committee provide that the NCG Committee is responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. The NCG Committee selects a nominee based on the nominee's skills, achievements, and experience. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, the Board as a whole should have broad and relevant experience in high-level business policymaking and a commitment to represent the long-term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, our Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the NCG Committee, be prepared to offer his or her resignation from the Board. Upon tender of a resignation, the NCG Committee and the Board may review the continued appropriateness of Board membership under the circumstances. In accordance with our Corporate Governance Guidelines, each director has signed and delivered to the Board a resignation letter that is contingent upon (a) his or her failure to receive, in accordance with our By-Laws, the affirmative vote of the holders of a majority of the shares of capital stock in an election of directors at the 2017 Annual Meeting of Stockholders; and (b) acceptance of his or her resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose.

              Under the framework of the Corporate Governance Guidelines, the NCG Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to our long-term success and represent the interests of all of our stockholders. In determining whether to recommend a director for re-election, the NCG Committee also considers the director's past attendance at meetings and participation in and contributions to Board activities.

              When seeking new director candidates, the NCG Committee routinely engages consultants and also considers suggestions from incumbent directors, management, and our stockholders. The NCG Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

              Although the NCG Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NCG Committee believes that the Board should reflect diversity in its broadest sense, including persons diverse in professional experiences relevant to us, skills, backgrounds, perspectives, gender, race, ethnicity, and national origin. In considering diversity in identifying director nominees, the NCG Committee considers the Board as a whole, without reference to specific representative directors, with the overall objective of establishing a group of directors that reflects diversity, that can work in a collaborative and effective manner, and that can best contribute to our long-term success. The NCG Committee believes that current Board members and director nominees reflect our commitment to diversity. Following the 2017 Annual Meeting, assuming all eight of the current nominees are elected to the Board, we will have two Hispanic directors, one who has served since 2006 and one who has served since 2014, and one female director who has served since 2014.

              As noted above, the NCG Committee will consider stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 4 of our By-Laws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder, specific information concerning such stockholder's interests in our securities and a commitment to serve the full term if nominated and elected. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. We will furnish copies of our By-Laws to any person who requests them without charge. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2018 Annual Meeting of Stockholders, see "Stockholder Proposals for the 2018 Annual Meeting of Stockholders." No stockholder director nominations were received in connection with the Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

              Our Related Person Transactions Policy sets forth the policies and procedures for the Audit Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000 per annum, and (c) a related person has or will have a direct or indirect material interest. For purposes of our Related Person Transactions Policy, a "related person" means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than 5% of our outstanding shares of common stock, and (iii) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders.

              In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to ensure that they are in compliance with the policy and remain appropriate.

              In addition, our By-Laws provide that a director, officer, or employee of our company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with us. These restrictions do not apply to the acquisition of less than 1% of the publicly traded stock of another company.

Related Person Transactions

              We recognize that transactions with related persons may raise questions among stockholders regarding whether those transactions are consistent with our best interests and the best interests of our stockholders. It is our policy to enter into or ratify such transactions only when the Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Such transactions include, but are not limited to, situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternate sources, or when we obtain products or services from, or provide products or services to, related persons on an arm's length basis on terms comparable to those obtained from or provided to unrelated third parties or on terms comparable to those obtained from or provided to employees generally. We had no transactions that required approval under our Related Person Transactions Policy during 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

              The following table shows beneficial ownership of shares of our common stock as known to us as of March 17, 2017, by all beneficial owners of more than 5% of the outstanding shares of our common stock, by each director, director nominee, and named executive officer, and all directors and executive officers as a group. Restricted stock units and performance share units are not included in this table as no actual shares have been issued with respect to our outstanding restricted stock units and performance share units. A supplemental table has been included later in this section describing the number of restricted stock units and performance share units owned by the individuals described below.

Name of Beneficial Owner	Shares beneficially owned	Percent beneficially owned(1)
Name and Address of Stockholders Owning More Than 5%
Fidelity Management & Research Company(2)	11,484,006	10.3%
245 Summer Street
Boston, MA 02210
BlackRock, Inc.(3)	8,506,120	7.6%
55 East 52nd Street
New York, NY 10055
QStar LLC(4)	8,187,510	7.4%
1100 Louisiana Street, Suite 4900
Houston, TX 77002
Vanguard Group, Inc.(5)	7,553,182	6.8%
100 Vanguard Blvd.
Malvern, PA 19355
Capital Research Global Investors(6)	7,245,940	6.5%
333 South Hope Street
Los Angeles, CA 90071
Name and Position of Directors, Director Nominees and Named Executive Officers
Larry W. Bickle, Director	153,120	*
Stephen R. Brand, Director	23,944	*
Loren M. Leiker, Director	44,527	*
Ramiro G. Peru, Director	18,205	*
Julio M. Quintana, Director	48,429	*
Rose M. Robeson, Director	17,381	*
William D. Sullivan, Director	75,479	*
Javan D. Ottoson, President, Chief Executive Officer and Director	143,102	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	88,578	*
Herbert S. Vogel, Executive Vice President—Operations	32,037	*
David W. Copeland, Executive Vice President, General Counsel and Corporate Secretary	86,451	*
Kenneth J. Knott, Senior Vice President—Business Development and Land	43,574	*
All executive officers and directors as a group (17 persons, including those named above)	985,835	*

*
Less than 1%.

(1)
Based on an aggregate of 111,258,225 shares of common stock outstanding as of March 17, 2017.

(2)
According to a Statement on Schedule 13G/A filed by Fidelity Management & Research Company ("Fidelity") on February 14, 2017, by reason of advisory and other relationships with persons who own shares of our common stock, Fidelity may be deemed to be the beneficial owner of a total of 11,484,006 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 390,352 shares and sole dispositive power as to 11,484,006 shares.

(3)
According to a Statement on Schedule 13G/A filed by BlackRock, Inc. ("BlackRock") on January 27, 2017, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 8,506,120 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 8,098,905 shares and sole dispositive power as to 8,506,120 shares.

(4)
According to a questionnaire completed by QStar LLC. ("QStar") on March 13, 2017, in connection with our filing of a Registration Statement on Form S-3, QStar may be deemed to be the beneficial owner of a total of 8,187,510 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 8,187,510 shares and sole dispositive power as to 8,187,510 shares.

(5)
According to a Statement on Schedule 13G/A filed by Vanguard Group, Inc. ("Vanguard") on February 13, 2017, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 7,553,182 shares, with shared voting power as to 8,760 shares, shared dispositive power as to 61,503 shares, and sole voting power as to 56,953 shares and sole dispositive power as to 7,491,679 shares.

(6)
According to a Statement on Schedule 13G/A filed by Capital Research Global Investors, Inc. ("Capital") on February 13, 2017, by reason of advisory and other relationships with persons who own shares of our common stock, Capital may be deemed to be the beneficial owner of a total of 7,245,940 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 7,245,940 shares and sole dispositive power as to 7,245,940 shares.

Restricted Stock Units and Performance Share Units

              Restricted stock units ("RSUs") represent the right to receive shares of our common stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The holders of RSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.

              Performance share units ("PSUs") represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to two hundred percent of the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The holders of PSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends or other distributions paid in cash on our common stock.

              The following table shows the number of RSUs and PSUs owned by each of the directors, our named executive officers and all directors and executive officers as a group, as of March 17, 2017.

	Total Restricted Stock Units	Total Performance Share Units	Total Vested Performance Share Units(1)
Larry W. Bickle	—	—	—
Stephen R. Brand	—	—	—
Loren M. Leiker	—	—	—
Julio M. Quintana	—	—	—
Ramiro G. Peru	—	—	—
Rose M. Robeson	—	—	—
William D. Sullivan	—	—	—
Javan D. Ottoson	37,360	145,229	—
A. Wade Pursell	21,532	85,083	—
David W. Copeland	8,037	31,950	—
Herbert S. Vogel	20,358	75,694	—
Kenneth J. Knott	3,978	15,590	—
All Executive Officers and Directors as a group (17 persons, including those named above)	112,554	437,296	—

(1)
PSUs granted on July 1, 2014, July 1, 2015 and July 1, 2016, will not vest until July 1, 2017, July 1, 2018 and July 1, 2019, respectively. The amounts shown reflect the vested portion of the PSUs owned by each director, named executive officer and all directors and executive officers as a group. The actual number of shares of our common stock issued to settle the PSUs at the end of the performance period may vary from zero to two hundred percent of the number of PSUs indicated, depending on the extent to which we have achieved our performance goals.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Under United States securities laws, directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of our common stock and any subsequent changes in that ownership in reports that must be filed with the SEC and provided to us. The SEC has designated specific deadlines for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due.

              Based solely on a review of reports furnished to us, and written representations from our officers and directors, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2016 under Section 16(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

INFORMATION ABOUT EXECUTIVE OFFICERS

              The following table sets forth the names, ages (as of April 1, 2017) and positions of SM Energy's executive officers:

Name	Age	Position
Javan D. Ottoson	58	President, Chief Executive Officer and Director
A. Wade Pursell	52	Executive Vice President and Chief Financial Officer
David W. Copeland	60	Executive Vice President, General Counsel and Corporate Secretary
Herbert S. Vogel	56	Executive Vice President—Operations
Kenneth J. Knott	52	Senior Vice President—Business Development and Land and Assistant Secretary
Mary Ellen Lutey	45	Senior Vice President and Regional Manager
Lehman E. Newton, III	61	Senior Vice President and Regional Manager
Mark T. Solomon	48	Vice President—Controller and Assistant Secretary
David J. Whitcomb	54	Vice President—Marketing

              Javan D. Ottoson.    Mr. Ottoson joined the Company in December 2006 as Executive Vice President and Chief Operating Officer. Mr. Ottoson was appointed as Chief Executive Officer of the Company in February 2015 and President of the Company in October 2012. Mr. Ottoson has been in the energy industry for over 35 years. From April 2006 until he joined the Company in December 2006, Mr. Ottoson was Senior Vice President-Drilling and Engineering at Energy Partners, Ltd., an independent oil and natural gas exploration and production company, where his responsibilities included overseeing all aspects of its drilling and engineering functions. Mr. Ottoson managed Permian Basin assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron, from July 2003 to April 2006. From April 2000 to July 2003, Mr. Ottoson owned and operated a homebuilding company in Colorado and ran his family farm. Prior to 2000, Mr. Ottoson worked for ARCO in management and operational roles, including serving as President of ARCO China, Commercial Director of ARCO United Kingdom, and Vice President of Operations and Development, ARCO Permian.

              A. Wade Pursell.    Mr. Pursell joined the Company in September 2008 as Executive Vice President and Chief Financial Officer. Mr. Pursell was Executive Vice President and Chief Financial Officer for Helix Energy Solutions Group, Inc., a global provider of life-of-field services and development solutions to offshore energy producers and an oil and gas producer, from February 2007 to September 2008. From October 2000 to February 2007, he was Senior Vice President and Chief Financial Officer of Helix. He joined Helix in May 1997, as Vice President-Finance and Chief Accounting Officer. From 1988 through May 1997, Mr. Pursell was with Arthur Andersen LLP, serving lastly as an Experienced Manager specializing in the offshore services industry. Mr. Pursell has over 29 years of experience in the energy industry.

              David W. Copeland.    Mr. Copeland joined the Company in January 2011 as Senior Vice President and General Counsel. He was appointed as the Company's Corporate Secretary in July 2011 and Executive Vice President in May 2013. Mr. Copeland has 35 years of experience in the legal profession, including 26 years as internal counsel for various energy companies. Prior to joining the Company, he co-founded Concho Resources Inc., in Midland, Texas, where he served as its Vice President, General Counsel and Secretary from April 2004 through November 2009, and then as its Senior Counsel through December 2010. From August 1997 through March 2004, Mr. Copeland served as an executive officer and general counsel of two energy companies he co-founded in Midland, Texas.

Mr. Copeland started his career in 1982 with the Stubbeman, McRae, Sealy, Laughlin & Browder law firm in Midland, Texas.

              Herbert S. Vogel.    Mr. Vogel was appointed as Executive Vice President—Operations of the Company in August 2014. Mr. Vogel joined the Company in March 2012 as Senior Vice President—Portfolio Development and Technical Services, and has over 32 years of experience in the oil and gas business. He joined the Company after his retirement from BP, where he most recently served as the President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power. His previous roles included COO-NGL, Power & Financial Products in Houston, Managing Director Gas Europe & Africa in London, and Sr. VP of the Tangguh LNG Project in Indonesia. Mr. Vogel started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management at ARCO and BP.

              Kenneth J. Knott.    Mr. Knott was appointed Senior Vice President—Business Development and Land and Assistant Secretary in August 2014. Mr. Knott was appointed Vice President—Land and Assistant Secretary in October 2012 and was appointed Vice President of Business Development & Land and Assistant Secretary in August 2008. Mr. Knott joined SM Energy in November 2000 as Senior Landman for the Gulf Coast region in Lafayette, Louisiana, and later assumed the position of Gulf Coast Regional Land Manager when the office was moved to Houston in March 2004.

              Mary Ellen Lutey.    Ms. Lutey was appointed Senior Vice President and Regional Manager in May 2015 for the South Texas & Gulf Coast region. From December 2012 to May 2015, she served as Vice President and Regional Manager for the Mid-Continent region. She joined SM Energy in June 2008 as North Rockies Asset Manager, where she managed the Company's activities in the Williston Basin. Prior to joining SM Energy, Ms. Lutey held various technical and managerial positions in several regions of the United States and Canada. She was a Senior Reservoir Engineer with Chesapeake Energy Corporation from September 2007 until June 2008, where she was responsible for the resource development of the Fayetteville Shale in Arkansas. Ms. Lutey was a Team Lead for Engineering and Geoscience, with ConocoPhillips Canada from April 2006 until September 2007, where she was responsible for the technical and business performance of two multi-discipline groups in Western Canada. From July 2005 until April 2006, she was a Team Lead for Engineering and Geoscience, with Burlington Resources Canada where she managed the growth and development of resource plays in Western Canada. From 1994 until 2005, Ms. Lutey held various engineering and leadership positions of increasing responsibility for Burlington Resources. Ms. Lutey has over 25 years of experience in the energy industry.

              Lehman E. Newton, III.    Mr. Newton joined the Company in December 2006 as General Manager for the Midland, Texas office, was appointed Vice President and Regional Manager of the Permian region in June 2007, and was appointed Senior Vice President and Regional Manager in May 2010. Mr. Newton has over 38 years of experience in the energy industry. From November 2005 to November 2006, Mr. Newton served as Project Manager for one of Chevron's largest Lower 48 projects. Mr. Newton joined Pure Resources in February 2003 as the Business Development Manager and worked in that capacity until October 2005. Mr. Newton was a founding partner in Westwin Energy, an independent Permian Basin exploration and production company, from June 2000 to January 2003. Prior to that, Mr. Newton spent 21 years with ARCO in various engineering, operations and management roles, including as Asset Manager, ARCO's East Texas operations, Vice President, Business Development, ARCO Permian, and Vice President of Operations and Development, ARCO Permian.

              Mark T. Solomon.    Mr. Solomon was appointed Vice President—Controller and Assistant Secretary of the Company in May 2011. He was appointed Controller of the Company in January 2007. Mr. Solomon served as the Company's Acting Principal Financial Officer from April 2008 to September 2008, which was during the period of time that the Company's Chief Financial Officer position was vacant. Mr. Solomon joined the Company in 1996. He served as Financial Reporting Manager from February 1999 to September 2002, Assistant Vice President-Financial Reporting from September 2002 to May 2006 and Assistant Vice President-Assistant Controller from May 2006 to January 2007. Prior to joining the Company, Mr. Solomon was an auditor with Ernst & Young. Mr. Solomon has over 20 years of experience in the energy industry.

              David J. Whitcomb.    Mr. Whitcomb was appointed Vice President—Marketing in August 2008. Mr. Whitcomb joined SM Energy in November 1994 as Gas Contract Analyst and was named Assistant Vice President of Gas Marketing in October 1995. In March 2007, his responsibilities were expanded to include oil marketing, at which time his title was changed to Assistant Vice President and Director of Marketing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

              This section describes the objectives and elements of the compensation programs for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers employed at the end of the 2016 fiscal year, whom we collectively refer to in this "Executive Compensation" section as our "NEOs" or "Named Executive Officers." Our NEOs for fiscal 2016 were:

  •
  Javan D. Ottoson, President and Chief Executive Officer

  •
  A. Wade Pursell, Executive Vice President and Chief Financial Officer

  •
  Herbert S. Vogel, Executive Vice President—Operations

  •
  David W. Copeland, Executive Vice President, General Counsel and Corporate Secretary

  •
  Kenneth J. Knott, Senior Vice President—Business Development and Land

              This Compensation Discussion and Analysis is divided into six sections:

    Section 1—Executive Summary

    Section 2—Objectives of Executive Compensation Program

    Section 3—Competitive Positioning

    Section 4—Elements of Compensation

    Section 5—Compensation Determination Process

    Section 6—Other Compensation Items

SECTION 1—EXECUTIVE SUMMARY

    Overview of Industry and 2016 Business Highlights

              2016 was a year of strategic transformation for SM Energy. We undertook several transformative acquisitions and divestitures to strengthen our asset portfolio by adding top tier assets and divesting non-core assets, and we expect that this strategic shift for the company will deliver significant value for our stockholders over the next several years. Despite a difficult commodity price environment, our operational performance in 2016 was excellent. Our 2016 business highlights included: exceeding our production goal by 2.4% and our cash flow goal by 7.2%; realizing significant cost reductions and capital efficiencies in both our lease operating expense and our CAPEX program; and maintaining our liquidity and strong balance sheet.

    2016 Incentive Plan Payouts: Pay for Performance

              As discussed in greater detail below, in response to the continued market downturn in 2016, the Compensation Committee made compensation decisions with the intention of confirming alignment between executive pay and performance.

              Short-Term Incentive Plan ("STIP") Results:    As a result of the projected impact of depressed commodity prices on our financial results for 2016, the Compensation Committee revised the quantitative metrics for our STIP so that the payout for target performance was reduced from a 100% of target payout to a 50% of target payout. We out-performed the targets set by the Compensation Committee in all five quantitative areas, which, as discussed below in "Short-Term Incentive Plan—Design", are associated with our return on capital. These results, along with the individual performance of each NEO, influenced the Compensation Committee to pay actual 2016 bonuses for the NEOs at approximately 90% of the applicable STIP target percentages, with the exception of Mr. Knott, who was awarded a bonus of approximately 120% of target primarily due to his individual performance during 2016. We believe that this result indicates that our STIP is appropriately designed to link compensation earned to the achievement of our financial and strategic objectives. See the "Short-Term Incentive Plan" section below for additional discussion.

              Long-Term Incentive Plan ("LTIP") Results:    Our LTIP uses a combination of service-vesting RSUs and performance-based PSUs. We believe these types of long-term incentives appropriately balance risk and reward, because such units have both upside potential and downside risk. The performance measures used in our LTIP reward total stockholder return, both on an absolute basis and relative to an index of peer exploration and production companies. At the completion of the 2013-2016 performance period, we settled PSUs granted on July 1, 2013, based upon an earned percentage of 20% (as compared to a target of 100%). We achieved this result because (a) our annualized absolute total stockholder return ("TSR") for the performance period was –21%, which resulted in an earned percentage of 0%, and (b) our TSR exceeded the TSR for our comparative peer group of companies for the period by 0.8%, which increased the earned percentage to 20%. We believe that this result indicates that our LTIP appropriately links compensation to the achievement of our long-term financial and strategic objectives.

    Realizable Pay

              The following charts illustrate the relationship between Mr. Ottoson's compensation and our performance, including our performance compared to our peers, over the last three years. The first three charts illustrate our total stockholder return compared to the peer group average for the three-, two- and one-year periods associated with our 2014 LTIP, 2015 LTIP and 2016 LTIP awards, respectively. The final chart compares Mr. Ottoson's target pay and his realizable pay.

(1)
Following his promotion to Chief Executive Officer effective as of February 1, 2015, the Compensation Committee increased Mr. Ottoson's Target Pay.

(2)
In 2016, the Compensation Committee reduced Mr. Ottoson's LTIP grant date fair value as a result of market conditions. Please see "Section 3—Competitive Positioning" for additional discussion.

              In the fourth chart above, (a) Target Pay includes salary and annual STIP target compensation as determined by the Compensation Committee, as well as the grant date fair value of the RSUs and PSUs as disclosed in the Summary Compensation Table for the designated year; and (b) Realizable Pay includes salary as determined by the Compensation Committee for the designated year, actual STIP payments for the designated year's performance, the number of RSUs granted in the applicable year multiplied by our closing stock price on April 4, 2017, and the number of PSUs granted in the applicable year multiplied by the earned percentage calculated as if the applicable performance period ended on April 4, 2017, multiplied by our closing stock price on April 4, 2017. This data clearly illustrates that our realizable pay is highly aligned with stockholder returns and our return performance against our peer group.

    Compensation Program and Corporate Governance Highlights

              Our leadership and culture encourage long-term stockholder value creation. We evaluate performance using both quantitative and qualitative factors and review not only "what" is achieved, but also "how" it is achieved. We provide what we believe to be a balanced mix of base salary, annual cash incentives through our STIP, and long-term equity incentives through our LTIP. We balance incentives tied to short-term annual performance with incentives tied to multi-year performance. In this way, we motivate executives to consider the impact of their decisions over the short, intermediate, and long term. The performance metrics used in our 2016 STIP include those we believe are the key drivers of long-term stockholder value creation: production volume; proved developed reserve additions; finding and development costs; cash flow; cash operating costs; environmental, health, and safety performance; and exploration success and economic inventory growth. Our STIP program is not completely formulaic because the Compensation Committee has the discretion to adjust bonuses based on the "quality" of the results and other relevant factors as well as individual performance and behavior, and has used that discretion to adjust calculated bonuses in the past. Our LTIP rewards total stockholder return, both on an absolute basis and relative to an index of peer exploration and production companies. Some highlights of our executive compensation program are:

What We Do:		What We Do Not Do:

✓	We generally target pay opportunities at the market median.	c	We typically do not provide severance benefits in the event of termination without cause, unless it is related to a change in control.
✓	The majority of our executive pay is variable and linked to meeting our short-term and long-term financial and strategic goals and to creating long-term stockholder value.	c	We do not provide "single-trigger" cash severance or equity vesting acceleration upon a change in control.
✓	A significant portion of executive compensation is in the form of equity, with the majority of the value settled based on a combination of our absolute and relative total stockholder return.	c	We do not provide golden parachute excise tax or other tax gross-ups.
✓	We require executive officers and directors to maintain meaningful ownership of our stock to ensure their interests are closely aligned with the long-term financial interests of our stockholders.	c	We do not pay dividends on unearned restricted stock and performance share units.
✓	The Compensation Committee retains an independent compensation consultant who provides no other services to our company.	c	We do not permit option repricing, or exchange of underwater options for other awards or cash, without stockholder approval.
✓
	The Compensation Committee annually reviews an analysis of our incentive compensation plans prepared by its independent compensation consultant to ensure our plans are designed appropriately and do not encourage excessive risk taking, while taking into account market changes and peer group comparisons.	c
We do not permit officers, employees or directors to enter into transactions that "hedge" the value of our securities owned by them, hold our securities in margin accounts, pledge our securities to secure indebtedness, or buy or sell options or derivatives with respect to our securities.
✓	We have adopted a clawback policy applicable to our NEOs.

    Stockholder Advisory Vote on Compensation

              At our 2016 Annual Meeting of Stockholders, our stockholders were provided the opportunity to cast a non-binding advisory vote on the compensation of our NEOs. Over 98% of votes cast approved the compensation of our NEOs. Because the vote was advisory, the result was not binding on the Compensation Committee. However, the Compensation Committee believes that our stockholders' overwhelming approval of the compensation of our NEOs indicates that they consider our compensation philosophy and our executive compensation policies to be effective and aligned with their interests. The Compensation Committee took into account the outcome of the vote and other factors, as more fully discussed herein, in reviewing our executive compensation policies for 2016 and in determining that no significant changes to our executive compensation programs and policies were necessary in 2016.

SECTION 2—OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

              Our overall executive compensation program is designed to promote superior returns for our stockholders and to align executive pay with Company performance throughout industry cycles. The objectives of our executive compensation program are to:

  1.
  Provide competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented management.

        Our pay philosophy targets overall compensation opportunities at levels competitive with equivalent positions at companies with which we may compete for talent. In general, based on analysis performed by the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. ("F. W. Cook"), we target total direct compensation for our NEOs around the median of our industry peer group (see "Section 3—Competitive Positioning" for further detail). Actual compensation earned by a particular individual may be above or below the target level based on company and individual performance measured against the established metrics of our incentive compensation programs.

  2.
  Link compensation earned to the achievement of our short-term and long-term financial and strategic objectives.

        We believe the performance-based, "at risk" proportion of total compensation should increase with an individual's level of responsibility. Our compensation system is intended to provide the appropriate balance between fixed and variable compensation, cash and equity compensation, and short-term and long-term incentives. To this end, our STIP rewards annual operating and financial performance based upon quantitative measures of cash flow, production volume, proved developed reserve growth, cash operating costs and finding and development costs, and discretionary qualitative measures of environmental, health, and safety and exploration success and inventory growth (see "Elements of Compensation—Short-Term Incentive Plan"). The significant weighting assigned to our cash flow highlighted the importance of cash flow generation to our business during this period of depressed commodity prices, while the cash operating costs metric emphasized the need for efficiently and wisely managing our costs. The combination of the production volume metric with the finding and development cost metric emphasizes the need for us to wisely allocate our capital expenditure budget. Our LTIP rewards total stockholder return, both on an absolute basis and relative to an index of peer exploration and production companies (see "Elements of Compensation—Long-Term Incentive Plan").

  3.
  Align performance incentives with the long-term interests of our stockholders.

        We believe that we achieve alignment of long-term interests between stockholders and management by paying a substantial portion of total compensation in the form of equity-based incentives and through stock ownership guidelines that ensure our executives have a meaningful ownership stake during their tenure. In addition, the metrics used for our STIP include those we believe drive long-term value creation, while realized compensation under our LTIP is aligned with absolute and relative returns realized by our stockholders.

  4.
  Ensure programs are cost-effective and financially efficient.

        As part of the process of approving new programs, changes to existing programs, and awards under our programs (e.g., salary increases, bonus payments, and equity compensation grants), the Compensation Committee evaluates numerous relevant considerations, including the financial impact of such compensation programs, expected accounting treatment, potential stockholder dilution, and the impact on our financial results. The Compensation Committee strives for the development of programs that are affordable, that are designed in the most financially efficient manner possible, and that satisfy our other compensation objectives.

        In addition, we make reasonable efforts to maximize the tax deductibility of all elements of compensation. Under Section 162(m) of the IRC, compensation in excess of $1.0 million per year paid to certain of our NEOs is not tax deductible unless certain requirements are met, including that the compensation is "performance-based" as defined in Section 162(m). The Compensation Committee administers our STIP and LTIP so that compensation awarded and paid to our NEOs is intended to be "performance-based" under Section 162(m) and therefore fully tax-deductible; however, the Compensation Committee reserves the right to provide compensation that does not meet Section 162(m) deductibility requirements, and it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to us.

  5.
  Uphold high standards of good corporate governance and strive to achieve evolving best practices.

        The Compensation Committee, with the assistance of management and the Compensation Committee's independent compensation consultant, F. W. Cook, stays abreast of current and developing corporate governance standards and industry trends with respect to executive compensation and makes changes to our programs, as it deems appropriate, to reflect best practices and/or new legislation.

SECTION 3—COMPETITIVE POSITIONING

    Comparative Peer Group

              One of the objectives of our executive compensation program is to ensure that total compensation opportunities provided to our executive officers are competitive with the companies against which we compete for business opportunities, investment dollars, and executive talent. Criteria for the selection of peer companies with our General Industry Classification Standard Industry Code include standard measures such as revenue, operating cash flow, enterprise value, and market cap, as well as the magnitude of each company's offshore and non-U.S.-based operations. F. W. Cook identifies peer companies that are within a specific and reasonable range of our company for at least four of these criteria and that have corporate structures similar to ours. The Compensation Committee, with input from F. W. Cook, selects a peer group that includes the 15-20 companies that best fit the selection criteria, excluding those companies from the peer group from the previous year that no longer satisfy the selection criteria. In March 2016, the Compensation Committee approved the peer group used for 2016 compensation comparisons, which consisted of the following companies:

Cabot Oil & Gas Corporation	Newfield Exploration Company
Cimarex Energy Company	Oasis Petroleum, Inc.
Concho Resources Inc.	PDC Energy, Inc.
Continental Resources, Inc.	QEP Resources, Inc.
Denbury Resources Incorporated	Range Resources Corporation
Energen Resources Corporation	Whiting Petroleum Corporation
EP Energy Corporation	WPX Energy Inc.
Laredo Petroleum Inc.

              At the time the Compensation Committee approved the peer group, we ranked below the 25th percentile in enterprise value and market cap; between the 25th percentile and the peer group median in revenue; and between peer group median and the 75th percentile in operating cash flow.

              This peer group includes 12 of the companies included in our 2015 peer group. The Compensation Committee elected to exclude Pioneer Natural Resources Co., Rosetta Resources, Inc. and Ultra Petroleum Corp. from the 2016 peer group and elected to add EP Energy Corporation, Laredo Petroleum Inc. and PDC Energy, Inc. to the 2016 peer group.

              In 2016, F. W. Cook analyzed competitive pay trends at these peer group companies along with data from relevant, third party, independent compensation surveys focused on the exploration and production industry (the Energy 27 Group, Meridian and Effective Compensation, Inc. surveys). Based on this analysis, F. W. Cook recommended to the Compensation Committee that no changes be made to the STIP target percentages or the LTIP grants for our NEOs for 2016.

              Findings from F. W. Cook's 2016 competitive analysis was one of many factors considered by the Compensation Committee in its review of base salary, STIP targets and target LTIP values for each of our NEOs. After reviewing this comparative compensation data, the Compensation Committee elected to maintain the base salary and STIP target percentages for each of our NEOs at the same levels as 2015, while awarding LTIP values at less than target for each NEO.

SECTION 4—ELEMENTS OF COMPENSATION

              The principal components of our executive compensation program and the purpose of each component are summarized in the following table. With the exception of the supplemental employee retirement plan ("SERP") and the non-qualified deferred compensation plan, our executive compensation program is comprised of the same components as the compensation program for other employees with similar tenure with the company. The only material differences are the target pay levels and the proportion of each component in the total pay mix.

Compensation Element	Description	Purpose
Base Salary	based on individual experience and expertise, and targeted at median of peer group	attract and retain qualified employees; and recognize skills, competencies, experience, and individual contributions

STIP	annual cash incentive opportunity dependent upon annual performance in key metrics	drive and incentivize superior annual performance

LTIP	equity-based compensation opportunity dependent upon our long-term total stockholder return performance	drive stockholder value creation; align management interests with stockholders; encourage retention; and reward long-term company performance

Employee Stock Purchase Plan	employees, including our executives, may purchase shares of our common stock at a 15% discount to the fair market value, subject to certain limits	facilitate share ownership among employees; and align employees' interests with those of stockholders

Qualified Retirement Plans	includes qualified defined benefit pension plan and 401(k) plan with company match	attract and retain employees; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Supplemental Retirement Plan	provides benefits under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($265,000 for 2016)	attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Non-qualified Deferred Compensation Plan	provides tax planning opportunities for our executives, and enables our executives to receive the full benefit of matching contributions in excess of IRC limits applicable to 401(k) plans	attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Benefits and Perquisites	medical, dental, vision, life, wellness, financial advisory services for executives and disability insurance	attract and retain highly qualified employees; and support the overall health and well-being of all employees

    Total Direct Compensation Mix

              The charts below show the 2016 target total direct compensation mix for our Chief Executive Officer and other NEOs. As the charts illustrate, 86% and 80% of total target compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance (i.e., "at risk").

CEO	Other NEOs

    Base Salary

              Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates for the individual executive's day to day contributions to our success. Based on competitive market data and the continued downturn in our industry during 2016, the Compensation Committee elected to maintain the base salaries for our NEOs in 2016:

Name	2015 Salary	2016 Salary
Ottoson	$800,000	$800,000
Pursell	$447,000	$447,000
Vogel	$412,000	$412,000
Copeland	$401,000	$401,000
Knott	$316,000	$316,000

    Short-Term Incentive Plan—Design

              The STIP is designed to reward our NEOs for achievement of our annual business plan measured by certain annual operational performance objectives and the individual performance of each NEO. These performance objectives are reviewed each year by management and the Compensation Committee, and after the approval of these objectives, are published as annual goals. In 2015, in light of the commodity price downturn, we revised the performance objectives to include cash operating costs to reflect the importance of efficiently managing our costs. In 2016, we further revised the performance objectives by increasing the relative weighting of the cash flow and cash operating cost metrics, while reducing the weighting of production, proved reserve additions and finding and development costs. At the discretion of the Compensation Committee, these goals may be adjusted from time to time during the year due to significant changes in our business. Payments under the STIP are in the form of annual cash bonuses under our Cash Bonus Plan, which was last approved by our stockholders in May 2013.

              Return on capital is an important consideration in the structure of our STIP and is reflected in three primary mechanisms: first, the quantitative goals the Compensation Committee adopts are based on our drilling plan and budget for the year, which requires expected minimum return thresholds for each well drilled and completed; second, the finding and development cost metric reflects one component of our return on capital by calculating the efficiency of each capital dollar we spend; and third, the Compensation Committee has the discretion to adjust credit for the proved reserve addition metric if our capital expenditures exceed our budget.

              Each NEO is assigned a target bonus as a percentage of base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the "target" level. Actual bonuses generally range from zero to two times a participant's target percentage based on the Compensation Committee's assessment of our performance and that of each of our NEOs. In addition, the maximum award for any participant is $2,000,000. Target bonuses for 2016 as percentages of base salary for the NEOs were as follows:

Name	2016 Target Bonus Level, % of Base Salary
Ottoson	100%
Pursell	90%
Vogel	80%
Copeland	70%
Knott	50%

    Short-Term Incentive Plan—2016 Performance

              In order for the STIP bonus pool to be funded for our NEOs, the 2016 STIP required that our 2016 cash flow metric, as described below, exceed a threshold level of $450 million. If our cash flow metric had not exceeded the threshold level, no STIP bonus would be paid regardless of the results of any other metric. Using this construct, bonus payments to our NEOs under the STIP are intended to be "performance-based," as defined under Section 162(m) of the IRC, and therefore fully deductible for federal income tax purposes. Our actual 2016 cash flow was approximately $791 million, resulting in full initial funding of the STIP bonus pool for our NEOs at the maximum level. The Compensation Committee then examined our performance under five quantitative and two qualitative metrics to determine actual bonus payments to our NEOs by reducing (but not increasing) the amounts funded through achievement of the cash flow threshold, while also taking into account the Compensation Committee's decision that achieving target performance would result in STIP payments at 50% of the applicable STIP target. The Compensation Committee evaluated our performance in the following five quantitative areas with respect to the annual cash bonus awards for our NEOs:

	Factor Weight	Minimum	Target	Maximum	Actual	% of Target
Production Volume (MMBOE)	.15	45.96	54.0	81.0	55.3	102.4%
Proved Developed Reserve Additions (MMBOE)	.15	44.3	52.1	78.2	53.6	102.9%
Finding and Development Costs ($ per BOE)(1)	.15	$15.56	$13.53	$6.76	$12.83	94.8%
Cash Flow ($ in millions)	.40	$627.2	$737.9	$1,291.3	$790.8	107.2%
Cash Operating Costs ($ per BOE)(2)	.15	$15.49	$13.47	$6.73	$12.73	94.5%

(1)
As noted below, our actual finding and development cost out-performed our target by 5.2%.

(2)
As noted below, our actual cash operating costs out-performed our target by 5.5%.

Metric	Result	Commentary
Production Volume	Out-performed target by 2.4%.	The production volume target represents the volume of oil, gas and NGLs estimated to be produced under our 2016 business plan. This measure is important because proceeds from the sale of production generate essentially all of our revenue.

Proved Developed Reserve Additions	Out-performed target by 2.9%.	The proved developed reserve additions target represents the proved developed reserves estimated to be added from projects funded under our capital program during 2016. This measure is important because proved developed reserves are the primary source of future production and cash flow for us and, as such, relate directly to the value of our company.

Finding and Development Costs	Out-performed our target by 5.2%.	Finding and development costs are a measure of the efficiency of our capital program in adding value. The finding and development costs target represents the estimated cost of proved developed reserve additions on a dollar per barrel of oil equivalent ("BOE") basis, as projected under our 2016 business plan.

Cash Flow	Out-performed our target by 7.2%.	Our cash flow target is calculated based on Adjusted EBITDAX, which represents net income (loss) before interest expense, other non-operating income or expense, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property impairments, non-cash stock-based compensation expense, derivative gains and losses net of settlements, change in the Net Profits Plan liability, gains and losses on divestitures, gains or losses on extinguishment of debt, and materials inventory impairments. This measure is important because our cash flow is the primary source of funding for our ongoing capital program and working capital needs, as well as a key factor in stockholder value creation.

Cash Operating Costs	Out-performed our target by 5.5%.	Our cash operating costs are calculated as the sum of our lease operating expense, ad valorem taxes, workover expenses, transportation, production taxes, and general and administrative expenses (less stock compensation expense), on a per BOE basis. The Compensation Committee added this metric to our STIP in 2015 due to the importance of efficiently using cash expenditures during periods of significant commodity price declines.

              Additionally, the Compensation Committee assessed our 2016 performance in the following qualitative areas:

              Environmental, Health, and Safety (EHS)—Our environmental performance was in the top-quartile in the areas of statistical measurement that we track; however, we have room to improve on our health and safety performance. As a result, the Compensation Committee gave neither positive nor negative credit for this qualitative measure in 2016.

              Exploration Success and Inventory Growth—Our performance with respect to our qualitative metric for exploration success and inventory growth satisfied all the criteria considered by the Compensation Committee in this area. Accordingly, the Compensation Committee gave the maximum positive credit for this qualitative measure in 2016.

              The Compensation Committee determines amounts earned under the STIP not only by the extent to which management achieved the quantitative and qualitative performance goals, but also by evaluating how management achieved those goals. Each quantitative factor is assigned the weighting disclosed in the above table; however, because quantitative goals must be determined at the beginning of the year, the Compensation Committee's exercise of judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals no longer comport with reasonable outcomes.

              The Compensation Committee considered all of the above-mentioned factors, as well as its prior decision that achieving target performance would result in STIP payments at 50% of the applicable STIP target and used its judgment and discretion to determine the following actual bonuses for the NEOs:

			Actual STIP
Name	Salary Paid in 2016	Target STIP (% of Base Salary)	% of Base Salary	Amount
Ottoson	$800,000	100%	90%	$720,000
Pursell	$447,000	90%	81%	$360,813
Vogel	$412,000	80%	74%	$304,184
Copeland	$401,000	70%	61%	$246,295
Knott	$316,000	50%	61%	$194,081

    Long-Term Incentive Plan

              Our LTIP, which we implemented in its current form in 2008, is an equity compensation program that utilizes performance share units, or PSUs, and restricted stock units, or RSUs, to compensate our NEOs and other key employees for long-term growth in our net asset value, as reflected in our absolute and relative cumulative TSR, which includes the effects of dividends. Awards of PSUs and RSUs are issued pursuant to our Equity Incentive Compensation Plan (the "Equity Plan").

              Under our LTIP, participants were awarded RSUs and PSUs during the third quarter of 2016, for the performance measurement period beginning July 1, 2016, and ending June 30, 2019. The ratio of PSUs to RSUs in an LTIP participant's grant varies based upon each participant's position. Our NEOs receive 75% of the value of their award in the form of PSUs, with the balance in the form of RSUs. RSUs are settled in shares of our common stock at the time of vesting, and PSUs are settled in shares of our common stock, depending on the extent to which we have satisfied the performance criteria, at the end of the three-year performance period. The actual number of shares of our common stock issued to settle PSUs at the end of the three-year performance period can range from 0% to 200% of the number of PSUs awarded, depending on our absolute and relative TSR. TSR is measured on a compound annualized basis, and relative TSR is compared to the TSR of an equal weighted index of peer companies (the "TSR Peer Group"), in both cases using the average closing prices for the 20 days prior to the start and end of the performance period. The TSR Peer Group consists of companies from our comparative peer group, as recommended by F. W. Cook and selected by the Compensation Committee based upon the criteria discussed above, with any adjustments to that list of companies as deemed necessary or appropriate by the Compensation Committee in its discretion. As of July 1, 2016, for the 2016–2019 performance period, the constituents of the TSR Peer Group included the same companies shown under "Comparative Peer Group" above.

              At any time during the three-year performance period, the Compensation Committee may elect to modify the TSR Peer Group if significant changes (e.g., a member of the TSR Peer Group is acquired) occur relating to any member of the TSR Peer Group. As of the date of this Proxy Statement, the Compensation Committee has not modified the TSR Peer Group for the 2016–2019 performance period.

              The number of shares of our common stock issued to settle PSUs at the end of the 2016–2019 performance period will equal the number of PSUs multiplied by the "Earned Percentage." The earned percentage is the sum of the Absolute TSR Score and the TSR vs. Peer Index Score, as outlined in the payout matrix below, subject to a maximum of 200% and a minimum of 0%:

Absolute TSR		TSR vs. Peer Index

Annualized TSR	Earned Percentage*	% Point Difference from Index	Earned Percentage*

≤0%	0%	≤–10%	–80%
4%	20%	0%	20%
16%	110%	≥8%	100%
≥25%	200%

* Earned percentage is linearly interpolated for performance between points.

              The PSUs and RSUs awarded and individual allocations to our NEOs were approved by the Compensation Committee during the second quarter of 2016. In its determination of the total pool value for 2016, the Compensation Committee considered various factors, including historical fair value transfer (or the percentage of market capitalization transferred to employees annually in the form of stock based awards and other forms of ownership in our company, "FVT") under our long-term incentive compensation system compared to our peer group companies, input from F. W. Cook on expected trends in FVT for the subject period, and shares available under our Equity Plan. In particular, as a result of the drop in our common stock share price in conjunction with the decrease in commodity prices during 2015 and the first half of 2016, the Compensation Committee reduced the total pool value for 2016 by 25% in order to reduce the FVT associated with the 2016 LTIP grant. The 2016 RSUs have a three-year vesting schedule, with one-third vesting on each of the first three anniversaries of the award date. The 2016 PSUs vest on July 1, 2019. We settle the RSUs with shares of our common stock as they vest. If an NEO is terminated, voluntarily or involuntarily, prior to the third anniversary of the award date, he/she will retain all shares of common stock previously issued by us to settle the RSUs as they vest, but will forfeit all unvested RSUs. No settlement of vested PSUs occurs until the three-year performance period is concluded, and upon voluntary or involuntary termination, an NEO would forfeit all unvested PSUs. All PSUs granted are also subject to a cap in value per unit calculated based on an absolute TSR of 50% for each year and an assumed earned percentage of 200%.

              At the completion of the 2013-2016 performance period, we settled PSUs granted on July 1, 2013, using an earned percentage of 20%. We achieved this result based upon (a) our annualized absolute TSR for the performance period of –21%, which resulted in an earned percentage of 0%, and (b) our TSR exceeding the peer index for the period by 0.8%, which increased the earned percentage to 20%. The chart below illustrates the total return for our stockholders for the three-year period ending June 30, 2016, relative to the peer index for such period:

Comparison of Three-Year Return
2013–2016

    Timing of Equity Grants

              Equity grants awarded as part of the LTIP and pursuant to our Equity Plan are generally made during the third quarter of each year. The Compensation Committee generally approves these grants at its June meeting. The Compensation Committee, the Board or our CEO have in the past, and may in the future, make limited grants of equity on other dates for newly hired or other executives and other employees as part of compensation packages designed to recruit, retain or reward such persons. We did not make any special grants of equity to our NEOs during 2016.

    Net Profits Interest Bonus Plan

              Prior to 2008, our long-term incentive program for executives and key employees consisted of the NPP and an RSU program. The NPP was designed to reward the contributions made by our executives and other key employees to our long-term financial success. Under the NPP, participants shared in the net profits derived from our investment in all oil and gas activity from a specific pool of properties in a given year after we recovered the capital costs associated with that pool.

              Once vested, the participant receives a share of the distributable proceeds, in the form of annual cash payments, regardless of employment with us. The complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout was reached made the NPP less attractive to newly recruited and highly marketable executives and employees. Accordingly, we discontinued the NPP in 2007 on a prospective basis, and the 2007 pool was the last NPP pool created. We will continue to make payments under the NPP for pool years established prior to 2008 for as long as a subject pool remains in payout status. Mr. Ottoson participates in two NPP pools and currently receives no compensation from these pools because they have not reached payout status. Mr. Knott participates in eight pools and currently receives compensation from some of those pools. Please see Summary Compensation Table for 2014, 2015 and 2016 for more detail on the NPP payments.

    Employee Stock Purchase Plan

              The purpose of our Employee Stock Purchase Plan ("ESPP") is to provide an opportunity for eligible employees, including our NEOs, to purchase shares of our common stock at a discount to the market price. The plan cycle consists of two periods each year, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15% of their base compensation. The purchase price of the stock is the lower of 85% of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 per year, pursuant to IRC restrictions.

    Retirement Programs—Pension, 401(k) and Non-qualified Deferred Compensation Plans

              Our executives are eligible to participate in our qualified, non-contributory defined benefit pension plan (the "Qualified Pension Plan") and a 401(k) plan on the same basis as our eligible employees. Our executives are also eligible to participate in our SERP and non-qualified deferred compensation plan (the "NQDC"). The SERP is an unfunded, non-qualified plan that is intended to restore the benefits that would otherwise accrue to certain executive-level employees in the absence of IRC limits on the Qualified Pension Plan. The NQDC is intended to provide executives with tax planning opportunities and the opportunity to receive the full benefit of matching contributions in excess of IRC limits applicable to our 401(k) plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income.

              The Qualified Pension Plan in combination with the SERP for certain executive-level employees provide a benefit after 25 years of credited service to us equal to 35% of final average compensation. Final compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that executive's average base salary, excluding bonuses.

              Our 401(k) plan is a defined contribution plan also intended to be qualified under the IRC and subject to the Employee Retirement Income Security Act of 1974. The 401(k) plan allows eligible employees to contribute up to 60% of their income on a pretax basis through contributions to the 401(k) plan, subject to annual limits to amounts determined by IRC regulations ($18,000 for 2016). We match each employee's contributions in cash on a dollar for dollar basis, up to 6% of the employee's base salary and cash bonus for participants in the Qualified Pension Plan and up to 9% of the employee's base salary and cash bonus for employees that are not participants in the Qualified Pension Plan. Company contributions vest over an employee's first five years of employment with the company.

              The NQDC is designed to provide executives with the opportunity to defer a portion of base salary and cash bonuses paid pursuant to the Cash Bonus Plan. Each year, participating employees may elect to defer (i) between 0% and 50% of their base salary, and (ii) between 0% and 100% of the cash bonus paid pursuant to the Cash Bonus Plan. The NQDC requires us to make contributions for each eligible employee equal to 100% of the deferred amount for such employee, limited to 6% of such employee's base salary and cash bonus. Each eligible employee's interest in the contributions we make will vest 40% after the second year of such employee's service to us, and 20% per year thereafter. A participant's account will be distributed based upon the participant's payment election made at the time of deferral. A participant may elect to have distributions made in lump sum or in annual installments ranging for a period from 1–10 years.

    Benefits and Perquisites

              The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the wellbeing and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to 2.5 times their respective base salaries up to $2,000,000. We also provide financial planning services to our executives, including the NEOs, upon their election.

SECTION 5—COMPENSATION DETERMINATION PROCESS

    Responsibilities of the Compensation Committee

              Our executive compensation is determined by our Board and its Compensation Committee, as discussed below. The Compensation Committee is currently comprised of four independent directors and operates under the framework of a formal charter. Members of the Compensation Committee are appointed by the Board for, among other things, the purposes of:

  •
  overseeing the administration of our employee compensation and benefit plans;

  •
  reviewing and approving our general compensation strategy and objectives;

  •
  reviewing and recommending to the Board for its approval our compensation plans, policies and programs; and

  •
  reviewing the performance and approving the compensation for our executive officers, including our Chief Executive Officer.

              In 2016, the Compensation Committee met eight times to administer the matters noted above and address other matters required under its charter. The following diagram outlines key Compensation Committee activities during the year:

    Independence of the Compensation Committee

              Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, the Board has determined that all members of the Compensation Committee are independent.

    Independent Compensation Consultant

              F. W. Cook serves as independent executive compensation consultant for and reports directly to the Compensation Committee. The Compensation Committee may replace F. W. Cook or hire additional consultants or other advisors as it deems necessary. A principal of F. W. Cook attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee between meetings. The services F. W. Cook provides, based upon direction from the Compensation Committee, include advising the Compensation Committee on the design of our executive compensation programs and the evolving best practices related thereto, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, conducting compensation risk assessments and providing analysis concerning the equity compensation practices of our peers. To facilitate the delivery of these services to the Compensation Committee, F. W. Cook interfaces with our management, in particular our Senior Vice President—Human Resources. F. W. Cook does not provide directly, or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing, to us. The total consulting fees we pay to F. W. Cook are less than 1% of the total annual revenues of F. W. Cook, and F. W. Cook and the F. W. Cook consultants working with us are prohibited from owning any of our shares of common stock directly, although such shares may be owned within mutual funds. In addition, no officer, director, stockholder or employee of F. W. Cook has any known personal relationship with any of our officers, directors, stockholders or employees that would present a potential conflict to their independence. After consideration of disclosures and representations made by F. W. Cook concerning the foregoing, the Compensation Committee determined in 2016 that F. W. Cook's work did not raise any potential conflicts of interest. F. W. Cook has agreed to advise the Compensation Committee if any potential conflict of interest arises that could cause F. W. Cook's independence to be questioned and not to undertake any project for our management, except at the request of the Compensation Committee and as agent for the Compensation Committee. In 2016, F. W. Cook did not provide any services to us other than those requested by the Compensation Committee and related to F. W. Cook's engagement as the independent consultant to the Compensation Committee.

    Compensation Risk Assessment

              Each year, the Compensation Committee and F. W. Cook review and evaluate our compensation policies and practices for all employees to assess to what extent, if any, these policies and practices could result in risk taking incentives, whether our compensation policies and practices mitigate such risk taking incentives by properly aligning the interest of our employees with the interests of our stockholders and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In 2016 and 2017, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

    Role of Management in Determination Process

              Under the oversight of our Chief Executive Officer and Senior Vice President—Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer provides recommendations for pay levels for executives other than himself based on competitive market data, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations and its analysis of comparative industry data, and by interfacing with F. W. Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and the Board, as required under the Compensation Committee's charter, make all final decisions with respect to compensation of our executive officers.

    Tally Sheets

              To enhance the analytical data the Compensation Committee uses to evaluate the compensation of our President and CEO, Executive Vice President and CFO, and Executive Vice President—Operations and to provide the Compensation Committee with a consolidated view of the aggregate value of all material elements of compensation for those executives, our Human Resources department provides the Compensation Committee and F. W. Cook with a tally sheet summary of all of the compensation and benefit arrangements for each of those executives, including severance arrangements and all benefits provided in connection with termination of employment. The tally sheets show the amount the executive would receive under various foreseeable circumstances (e.g., termination with or without cause; resignation; and retirement or termination in connection with change in control).

              The Compensation Committee does not assign a specific weighting to the tally sheets in its overall decision-making process concerning compensation, but rather uses the information provided to gain additional perspective and as a reference.

SECTION 6—OTHER COMPENSATION ITEMS

    Employment Agreements

              The employment of all executives is "at will," subject to and in accordance with the terms and conditions of written offers of employment.

    Change of Control Severance Benefits

              Change of control severance protection is provided to executives at the level of vice president and above, including each of our NEOs, and certain other key employees, through change of control executive severance agreements. See "Potential Payments upon Termination or Change of Control—Change of Control Arrangements" for more information about these agreements and potential payments in the event of a termination of employment following a change in control. No excise tax "gross up" payments are provided.

    Clawback Policy

              Our Board adopted a formal clawback policy effective as of February 17, 2015. The clawback policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with any financial reporting requirement under applicable securities laws, the Board may, in its sole discretion, require reimbursement of compensation paid pursuant to our Cash Bonus Plan after January 1, 2015, to any officer of the company that engaged in fraudulent or intentional illegal misconduct and for whom disclosure was required in any of the Company's filings with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K and that applied to any portion of the period for which the accounting restatement was required.

    Stock Ownership Guidelines

              To further align senior management's interests with the interests of our stockholders with respect to long-term growth of stockholder value, the Compensation Committee has established and the Board has approved equity ownership guidelines for our executives as follows:

Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 times annual base salary

              Equity holdings include the value of unvested RSUs for purposes of these calculations. Until an executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, an executive may not sell equity awarded to such executive, unless approved by the Compensation Committee for the Chief Executive Officer or any Executive Vice President, and by the Chief Executive Officer for all other officers. As of April 4, 2017, all of our NEOs satisfied these guidelines. The Compensation Committee will continue to review compliance with these guidelines annually, and more often as appropriate.

    Securities Trading Policy

              We maintain a Securities Trading Policy, the overall goal of which is to inform our officers, employees and directors of the risks of trading in public company securities at a time when they may be in possession of material, non-public information. In addition, our policy provides mechanisms to specifically address trading by officers, certain other employees and directors during prescribed periods of time when the risk of being in possession of material, non-public information is perceived to be highest, and generally prohibits our officers, certain other employees and directors from trading in any of our securities without obtaining pre-clearance. Our policy also prohibits officers, employees and directors from (a) entering into transactions that "hedge" the value of our stock, (b) holding our securities in margin accounts, (c) pledging our securities to secure indebtedness, and (d) buying or selling options or derivatives with respect to our securities.

Compensation Committee Report

              The Compensation Committee of the Board of Directors of SM Energy Company has reviewed and discussed the disclosures contained under "Compensation Discussion and Analysis" with management and its compensation consultant and, based on such review and discussions, the Committee recommended to the Board of Directors that the disclosures set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into SM Energy Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

              Respectfully submitted by the Compensation Committee of the Board of Directors,

    Stephen R. Brand, Chair
    Larry W. Bickle
    Ramiro G. Peru
    Julio M. Quintana

Executive Compensation Tables

              This Summary Compensation table sets forth the annual and long-term compensation our NEOs received during each of the last three years. In addition to salaries, the table reflects RSUs and PSUs granted in 2014, 2015, and 2016 and cash bonuses earned in 2014, 2015, and 2016. Eligible employees participate in our STIP and LTIP as described more fully in the "Compensation Discussion and Analysis" and disclosed below.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Javan D. Ottoson	2016	$800,000	$2,600,005	$720,000	$294,467	$122,973	$4,537,445
Chief Executive Officer and	2015	$796,731	$3,000,014	$773,000	$210,255	$122,185	$4,902,185
President (principal executive officer)	2014	$496,385	$2,799,996	$769,103	$127,536	$50,949	$4,243,969
A. Wade Pursell	2016	$447,000	$1,500,010	$360,813	$96,009	$15,900	$2,419,732
Executive Vice President and	2015	$461,769	$1,624,985	$403,125	$61,731	$15,900	$2,567,510
Chief Financial Officer (principal financial officer)	2014	$432,885	$1,999,957	$580,548	$77,890	$15,750	$3,107,030
Herbert S. Vogel	2016	$412,000	$1,500,010	$304,184	$80,580	$72,755	$2,369,529
Executive Vice	2015	$424,616	$1,624,985	$329,502	$64,107	$82,516	$2,525,726
President—Operations	2014	$374,731	$814,994	$484,187	$49,336	$44,209	$1,767,457
David W. Copeland	2016	$401,000	$524,998	$246,295	$89,423	$40,040	$1,301,756
Executive Vice President,	2015	$414,270	$700,003	$281,289	$73,264	$15,950	$1,484,776
General Counsel and Corporate Secretary	2014	$388,423	$699,996	$421,766	$68,114	$15,600	$1,593,899
Kenneth J. Knott	2016	$316,000	$280,013	$319,338	$95,595	$37,051	$1,047,997
Senior Vice President—Business Development and Land

(1)
The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. PSU awards are subject to market-based performance conditions relating to our total stockholder return and relative stockholder return compared to a peer company index over a three-year performance period. The grant date fair values of PSU awards reflected in this column are based on the estimate as of the grant date of the probable outcome of these performance conditions, and those grant date fair values for Messrs. Ottoson, Pursell, Vogel, Copeland and Knott respectively are $1,950,009, $1,125,002, $1,125,002, $393,752 and $210,010. If instead we assume that the highest level of performance conditions will be achieved, the grant date fair values of those awards as computed in accordance with FASB ASC Topic 718 for Messrs. Ottoson, Pursell, Vogel, Copeland and Knott respectively are $3,900,018, $2,250,004, $2,250,004, $787,504 and $420,020.

(2)
The amounts in the column represent the bonuses paid in 2017, 2016, and 2015, but earned during 2016, 2015 and 2014 performance periods, respectively, under the STIP. Mr. Knott participates in the NPP program and $125,257 NPP payments are included in this number.

(3)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO's combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.

(4)
Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contribution to our Non-Qualified Deferred Compensation Plan, payments for financial consulting services and any anniversary gift cards. In 2016, matching contributions to our 401(k) Profit Sharing Plan of $15,900 were provided to each of Messrs. Ottoson, Pursell, Vogel, Copeland and Knott. In 2016, matching contributions to our Non-Qualified Deferred Compensation Plan of $94,380, $44,490, $24,060 and $9,502 were made to Messrs. Ottoson, Vogel, Copeland and Knott, respectively. In 2016, financial consulting service benefits of $12,600, $12,365 and $11,649 were provided to Messrs. Ottoson, Vogel and Knott, respectively.

Grants of Plan-Based Awards in 2016

              Pursuant to our STIP, and in accordance with our Cash Bonus Plan, the Compensation Committee established the qualitative metrics for our 2016 STIP on February 23, 2016. As discussed above, in 2017, we made the bonus payments associated with the 2016 STIP. In addition, pursuant to our LTIP and in accordance with our Equity Plan, our Compensation Committee approved grants of RSUs and PSUs to our NEOs on June 20, 2016. We made these grants on July 1, 2016. These grants are summarized in the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units(5)
				Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards(6)
	Grant Date
Name		Target(1)	Maximum(2)	Threshold	Target(3)	Maximum(4)
Javan D. Ottoson	2/23/16	$800,000	$2,000,000	—	—	—	—	—
	7/1/16	—	—	—	—	—	23,148	$649,996
	7/1/16	—	—	—	73,419	146,838	—	$1,950,009
A. Wade Pursell	2/23/16	$402,300	$2,000,000	—	—	—	—	—
	7/1/16	—	—	—	—	—	13,355	$375,008
	7/1/16	—	—	—	42,357	84,714	—	$1,125,002
Herbert S. Vogel	2/23/16	$329,600	$2,000,000	—	—	—	—	—
	7/1/16	—	—	—	—	—	13,355	$375,008
	7/1/16	—	—	—	42,357	84,714	—	$1,125,002
David W. Copeland	2/23/16	$280,700	$2,000,000	—	—	—	—	—
	7/1/16	—	—	—	—	—	4,674	$131,246
	7/1/16	—	—	—	14,825	29,650	—	$393,752
Kenneth J. Knott	2/23/16	$158,000	$2,000,000	—	—	—	—	—
	7/1/16	—	—	—	—	—	2,493	$70,003
	7/1/16	—	—	—	7,907	15,814	—	$210,010

(1)
This amount represents the salary amount actually paid to each of our NEOs in 2016, multiplied by the applicable STIP target percentage.

(2)
This amount represents the maximum award possible under the stockholder-approved Section 162(m) Cash Bonus Plan; however, as described above in "Section 4—Elements of Compensation—Short Term Incentive Plan—Design," in general, actual bonuses generally range from zero to two times a participant's target percentage.

(3)
This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the target performance level established by our Compensation Committee, resulting in an earned percentage of 100%. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period ending June 30, 2019, a number of shares of our common stock that may be from 0% to 200% of the number of PSUs granted on the award date, depending on the extent to which our performance criteria have been achieved and the extent to which the PSUs have vested. The performance criteria for the PSUs are based on a combination of our TSR for the performance periods and the relative measure of our TSR compared with the cumulative TSR of an index comprised of certain peer companies for the performance period. The PSUs will vest on July 1, 2019.

(4)
This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the maximum performance level established by our Compensation Committee, resulting in an earned percentage of 200%.

(5)
This amount represents RSUs granted under our Equity Plan. The RSUs vest one-third on July 1, 2017, one-third on July 1, 2018, and one-third on July 1, 2019. Prior to vesting, the RSUs are subject to transfer restrictions and may be forfeited to us upon termination of employment. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.

(6)
The grant date fair value of a PSU is calculated using a Geometric Brownian Motion Model, and the aggregate grant date fair value represented in this column for PSUs is calculated based upon the number of PSUs granted.

Outstanding Equity Awards at 2016 Year-End

              The following table shows outstanding equity awards for our NEOs as of December 31, 2016:

	Stock Awards
				Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)
Name				Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Javan D. Ottoson	2,775	(2)	$95,682	—		$—
	—		$—	22,185	(3)	$764,939
	11,437	(4)	$394,348	—		$—
	—		$—	49,625	(5)	$1,711,070
	23,148	(6)	$798,143	—		$—
	—		$—	73,419	(7)	$2,531,487
A. Wade Pursell	1,982	(2)	$68,339	—		$—
	—		$—	15,846	(3)	$546,370
	6,195	(4)	$213,604	—		$—
	—		$—	26,880	(5)	$926,822
	13,355	(6)	$460,480	—		$—
	—		$—	42,357	(7)	$1,460,469
Herbert S. Vogel	808	(2)	$27,860	—		$—
	—		$—	6,457	(3)	$222,637
	6,195	(4)	$213,604	—		$—
	—		$—	26,880	(5)	$926,822
	13,355	(6)	$460,480	—		$—
	—		$—	42,357	(7)	$1,460,469
David W. Copeland	694	(2)	$23,929	—		$—
	—		$—	5,546	(3)	$191,226
	2,669	(4)	$92,027	—		$—
	—		$—	11,579	(5)	$399,244
	4,674	(6)	$161,160	—		$—
	—		$—	14,825	(7)	$511,166
Kenneth J. Knott	341	(2)	$11,758	—		$—
	—		$—	2,720	(3)	$93,786
	1,144	(4)	$39,445	—		$—
	—		$—	4,963	(5)	$171,124
	2,493	(6)	$85,959	—		$—
	—		$—	7,907	(7)	$272,633

(1)
The market value of RSUs and PSUs that have not vested is calculated using the closing price of $34.48 of our common stock on December 30, 2016. The market value of PSUs is calculated based upon an earned percentage of 100%.

(2)
These RSUs vest 1/3rd on July 1, 2015, 1/3rd on July 1, 2016, and 1/3rd on July 1, 2017.

(3)
These PSUs vest on July 1, 2017. The PSUs are subject to a three-year performance period ending June 30, 2017. The award is reported at an earned percentage of 100%.

(4)
These RSUs vest 1/3rd on July 1, 2016, 1/3rd on July 1, 2017, and 1/3rd on July 1, 2018.

(5)
These PSUs vest on July 1, 2018. The PSUs are subject to a three-year performance period ending June 30, 2018. The award is reported at an earned percentage of 100%.

(6)
These RSUs vest 1/3rd on July 1, 2017, 1/3rd on July 1, 2018, and 1/3rd on July 1, 2019.

(7)
These PSUs vest on July 1, 2019. The PSUs are subject to a three-year performance period ending June 30, 2019. The award is reported at an earned percentage of 100%.

2016 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Javan D. Ottoson	15,205	$410,535
A. Wade Pursell	10,300	$278,100
Herbert S. Vogel	5,770	$155,790
David W. Copeland	4,266	$115,182
Kenneth J. Knott	2,105	$56,835

(1)
This column represents the number of shares of common stock issued upon the vesting and settlement of RSUs and PSUs during 2016. As discussed above, each RSU represents a right to receive one share of our common stock upon settlement pursuant to the terms of the award agreement, and each PSU represents the right to receive, upon settlement of the PSU after the completion of a three-year performance period, a number of shares of our common stock that ranges from 0% to 200% of the number of PSUs, depending on the extent to which we have achieved our performance goals.

(2)
The value realized on vesting and settlement of the RSUs and PSUs is computed by multiplying the number of shares of common stock issued upon the vesting and settlement of RSUs or settlement of PSUs by the per share closing market price of the underlying shares on the day prior to settlement date, or, if the day prior to the settlement date was not a normal market trading date, then on the last normal market trading date which preceded the day prior to the settlement date. The per share closing market prices utilized for this computation were $27.00 on June 30, 2016, for the vesting and settlement of the first vesting tranche of the 2015 RSU awards and the vesting and settlement of the second vesting tranche of the 2014 RSU awards and the vesting and settlement of the third vesting tranche of the 2013 RSU awards, which were all settled on July 1, 2016; and $27.00 on June 30, 2016, for the vesting and settlement date of July 1, 2016, for the full settlement of the July 1, 2013 PSU awards, which were settled based upon an earned percentage of 20%.

Pension Benefits

              Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all of our employees who joined SM Energy prior to January 1, 2015, and meet age and service requirements. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2016 limit was $265,000 in annual base salary income for certain executive officers with a senior management hierarchy title of at least Vice President).

              The following table represents the value of the NEOs' pension benefits as of December 31, 2016:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Javan D. Ottoson	Qualified Pension Plan	10	$345,354	$—
	Non-Qualified SERP Pension Plan	10	$579,541	$—
A. Wade Pursell	Qualified Pension Plan	8	$212,174	$—
	Non-Qualified SERP Pension Plan	8	$155,632	$—
Herbert S. Vogel	Qualified Pension Plan	5	$158,417	$—
	Non-Qualified SERP Pension Plan	5	$86,871	$—
David W. Copeland	Qualified Pension Plan	6	$220,356	$—
	Non-Qualified SERP Pension Plan	6	$116,458	$—
Kenneth J. Knott	Qualified Pension Plan	16	$373,889	$—
	Non-Qualified SERP Pension Plan	16	$72,133	$—

Non-qualified Deferred Compensation for 2016

              This Non-qualified Deferred Compensation table sets forth the NEOs participation in the Non-qualified Deferred Compensation Plan. This plan allows eligible employees to defer part of their salary and annual incentive bonus on a voluntary basis.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals in Last FY	Aggregate Balance at Last FYE
Javan D. Ottoson	$94,380	$94,380	$20,215	$—	$444,224
A. Wade Pursell	$—	$—	$—	$—	$—
Herbert S. Vogel	$44,490	$44,490	$11,666	$—	$245,488
David W. Copeland	$24,060	$24,060	$1,892	$—	$50,012
Kenneth J. Knott	$39,593	$9,502	$12,619	$—	$148,906

(1)
The amounts in this column are also included in the Summary Compensation Table under the Salary column or the Non-Equity Incentive Plan Compensation column, as applicable.

(2)
The amounts in this column represent the matching contributions. The matching contributions are included in the "All Other Compensation" column of the Summary Compensation Table. We match deferred compensation up to an amount equal to six percent of base salary plus any STIP cash bonus.

(3)
The earnings reflected in this column represent deemed investment earnings or losses from voluntary deferrals and Company contribution, as applicable. The Non-qualified Deferred Compensation Plan does not guarantee a return on deferred amounts.

              Although the NPP may be considered a non-qualified deferred compensation plan because amounts are paid under the NPP from net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the NPP is not a plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described in the "Compensation Discussion and Analysis" herein, and NPP compensation amounts are reflected in the Summary Compensation Table above.

              Our SERP is a non-qualified deferred compensation plan. The SERP is a non-contributory plan, and additional information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the "Retirement Plans—Pension Benefits" section above. In addition, annual increases in the actuarial value of benefits under the SERP are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.

Potential Payments Upon Termination or Change of Control

Employment Agreements and Termination of Employment

              As discussed in "Compensation Discussion and Analysis—Section 6—Other Compensation Items—Employment Agreements," the employment of all executives is "at will," subject to and in accordance with the terms and conditions of written offers of employment.

Change of Control Arrangements

              Change of control severance protection is provided to executives at the level of Vice President and above, including each of our NEOs, and to certain other key employees, through change of control executive severance agreements. These agreements have a "double trigger" mechanism, which requires first that a qualifying change of control event has occurred, and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of our company (a) without "cause" by our company or (b) for "good reason" by the officer, each as defined in the agreements. The term "good reason" incorporates the concept of a change in the executive's status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or within two and one-half years thereafter. The term "good reason" also contemplates a reduction in the executive's base salary and benefits over this same time frame, or the requirement that an executive relocate his base of employment outside a 25-mile radius from the executive's location at that time. Severance payments equal to (a) all compensation accrued but not paid prior to the termination; (b) a lump sum amount equal to 200% of the executive's base salary and target STIP cash bonus; (c) a lump sum amount equal to the executive's pro rata target STIP cash bonus for the year in which employment is terminated; and (d) a lump sum amount equal to 24 multiplied by our then monthly contribution for medical, dental, and vision insurance on behalf of the executive and his or her family. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax "gross-up" payments are provided.

              A change of control is defined to include (a) an acquisition of more than 50% of the common stock or assets of our company in a reorganization, merger, or consolidation of our company, or (b) a change in more than 50% of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by our stockholders pursuant to the recommendation of the incumbent members of the Board.

              Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, we believe that these change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit our stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting our company and our stockholders without creating an unreasonable impediment to a potential acquirer of our company. The severance payment amounts under these agreements for our executives are comparable to payment amounts offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.

              Based on the respective annual base salaries and benefit levels of the NEOs as of December 31, 2016, under the change of control executive severance agreements, the total severance payments for two years base salary and STI target, the pro rata target STIP cash bonus for 2016 and the estimated lump sum value of medical, dental and vision benefits for two years for each of the NEOs who were employed by us as of December 31, 2016, would be as follows:

Name	Severance Payments	Estimated Value of Benefits for Two Years(1)
Javan D. Ottoson	$4,000,000	$29,952
A. Wade Pursell	$2,100,900	$52,332
Herbert S. Vogel	$1,812,800	$29,952
David W. Copeland	$1,644,100	$28,466
Kenneth J. Knott	$1,106,000	$52,332

(1)
The change of control executive severance agreements provides a lump sum payment equal to 24 multiplied by the Company's then monthly contribution for medical, dental and vision insurance on behalf of the Executive and his or her family.

Equity Compensation Plans

              Options and shares of our common stock are authorized for grant or issuance pursuant to our Equity Plan as compensation to eligible employees, consultants, and members of the Board of Directors. Our stockholders have approved this plan. The following table is a summary of the shares of common stock authorized for issuance under the equity compensation plans as of December 31, 2016:

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	—	—
Restricted stock(1)(3)	604,116	N/A
Performance share units(1)(3)(4)	878,844	N/A

Total for Equity Incentive Compensation Plan	1,482,960	—	5,531,614

Employee Stock Purchase Plan(2)	—	—	731,572
Equity compensation plans not approved by security holders	—	—	—

Total for all plans	1,482,960	—	6,263,186

(1)
In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, and stock-based awards to key employees, consultants, and members of our Board or any of our affiliates. The Equity Plan serves as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the

  St. Mary Land & Exploration Company Incentive Stock Option Plan, the SM Energy Company Restricted Stock Plan, and the SM Energy Company Non-Employee Director Stock Compensation Plan (collectively referred to as the "Predecessor Plans"). All grants of equity are now made under the Equity Plan, and no further grants will be made under the Predecessor Plans. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the Equity Plan continues to be governed solely by the terms and conditions of the instruments evidencing such grants or issuances. Our Board approved amendments to the Equity Plan in 2009, 2010, 2013 and 2016, and each amended plan was approved by our stockholders at the respective annual stockholders' meetings. The number of shares underlying the awards granted in 2016, 2015 and 2014 under the Equity Plan were 918,509, 714,949, and 464,641, respectively.

(2)
Under the SM Energy Company ESPP, eligible employees may purchase shares of our common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock on the first or last day of the six-month offering period, and shares issued under the ESPP on or after December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the IRC. Shares issued under the ESPP totaled 218,135, 197,214, and 83,136 in 2016, 2015 and 2014, respectively.

(3)
RSUs and PSUs do not have exercise prices associated with them, but rather a weighted-average per share fair value which is presented in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per share fair value for the outstanding RSUs and PSUs was $37.39 and $45.53, respectively.

(4)
The number of awards vested assumes an earned percentage of 100%. The final number of shares issued may vary depending on the ending three-year earned percentage, which ranges from 0% to 200%.

DIRECTOR COMPENSATION

General

              The annual service period for our directors is the period from one stockholders' annual meeting to the next. In May 2016, F. W. Cook conducted an analysis of compensation for members of the boards of directors of our peer companies versus the compensation for members of our Board. F. W. Cook's analysis generally revealed that our director compensation approximated the median of the peer group. Based on F. W. Cook's analysis, the Compensation Committee elected to recommend to our Board that no changes be made to the director compensation package for the 2016-2017 service period, which our Board approved on May 25, 2016. Director compensation is primarily paid in the form of stock grants. Mr. Ottoson, our President and Chief Executive Officer and only employee director, does not receive additional compensation for serving on the Board or any committee of the Board.

              The annual compensation for each non-employee director is as follows, plus reimbursement for expenses incurred in attending Board and committee meetings and director education programs:

  •
  Cash Retainer—A $90,000 retainer (in lieu of Board and committee meeting attendance fees) payable at the individual director's option, either entirely in cash or shares of our common stock. Dr. Brand, Mr. Leiker, Ms. Robeson and Mr. Sullivan each elected to have their 2016 retainers paid in shares of our common stock, which resulted in a grant on May 25, 2016, of 2,823 shares of our common stock to each under our Equity Plan. In the event any director attends in excess of 30 Board and committee meetings in the aggregate during the period from May 24, 2016, through May 23, 2017, such director shall receive $1,500 per meeting for each meeting in excess of 30.

  •
  Equity Retainer—A grant of shares of our common stock with a value of $180,000—resulting in a grant on May 25, 2016, to each non-employee director of 5,645 shares of our common stock issued under our Equity Plan. These shares and any shares issued pursuant to any retainer vested on December 31, 2016. The related compensation expense that we record is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.

              We pay the chairs of the following committees the specified cash retainers at the beginning of the annual director service period in recognition of the additional responsibilities of their respective committee assignments:

  •
  Audit Committee Chair—$20,000

  •
  Compensation Committee Chair—$15,000

  •
  NCG Committee Chair—$10,000

              We paid Mr. Sullivan a retainer for his service as non-executive Chairman of the Board of $85,000 for the 2016-2017 annual service period. The retainer was in the form of shares of our common stock on May 25, 2016, which resulted in a grant of 2,666 shares. The retainer was in addition to his basic non-employee director compensation.

              We maintain a matching charitable gift program to encourage financial support for charitable organizations that are exempt from federal income taxation in which employees and our non-management directors may participate. Our annual charitable gifts budget, which includes this matching program, is determined prior to the commencement of each year as a percentage of the average of our prior three years' income, before taxes and charitable contributions, and all annually budgeted funds are expended for charitable purposes. Mr. Sullivan and Ms. Robeson participated in this program during 2016, and we matched a total of $7,000 in non-employee director contributions under this program. We may suspend, change, revoke or terminate the program at any time.

              Our directors are eligible to participate in our company-wide health, pharmacy, dental, and vision insurance programs. Directors are charged a premium that is equal to the COBRA rates associated with our plan. Participation in this plan is considered non-compensatory.

              The Compensation Committee has established equity ownership guidelines for non-employee directors of five times the annual cash retainer amount. New directors are allowed time to meet this guideline and are not required to acquire shares in the open market for this purpose.

              The following table sets forth the annual and long-term compensation paid during 2016 to our non-employee directors. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the monetary amount paid to the individual director.

2016 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change In Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Larry W. Bickle	$100,000	$180,019	$—	$—	$—	$—	$280,019
Stephen R. Brand	$15,000	$270,044	$—	$—	$—	$—	$285,044
Loren M. Leiker	$—	$270,044	$—	$—	$—	$—	$270,044
Ramiro G. Peru	$90,000	$180,019	$—	$—	$—	$—	$270,019
Julio M. Quintana	$90,000	$180,019	$—	$—	$—	$—	$270,019
Rose M. Robeson	$20,000	$270,044	$—	$—	$—	$2,000	$292,044
William D. Sullivan	$—	$355,063	$—	$—	$—	$5,000	$360,063

(1)
We issued to each of our non-employee directors their equity retainer of 5,645 shares of our common stock on May 25, 2016, after such director's election to the Board on May 24, 2016. We issued to Mr. Sullivan an additional 2,666 shares of our common stock on May 25, 2016, for serving as the Non-Executive Chairman of the Board. Dr. Brand, Mr. Leiker, Ms. Robeson and Mr. Sullivan elected to receive an additional 2,823 shares of our common stock on May 25, 2016, in lieu of their respective $90,000 annual cash retainers. These stock awards are for the annual service period from May 24, 2016, through May 23, 2017. The shares fully vested on December 31, 2016. The value of the stock awards represents the grant date fair value.

(2)
The grant date fair value of each share of our common stock issued to non-employee directors over their past two years of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the grant date fair value. There were no forfeitures by directors during fiscal 2016.

Grant Date	Shares	Value	Grantee
5/25/2016	5,645	$180,019	Bickle, Peru, Quintana
5/25/2016	8,468	$270,044	Brand, Leiker, Robeson
5/25/2016	11,134	$355,063	Sullivan
5/20/2015	3,308	$133,379	Bickle
5/20/2015	4,962	$207,759	Brand
5/20/2015	4,962	$200,068	Gardiner, Quintana
5/20/2015	6,524	$263,048	Sullivan
5/20/2015	4,962	$212,572	Leiker, Robeson
5/20/2015	3,308	$141,715	Peru
(3)
As of December 31, 2016, the restrictions on the shares granted to our non-employee directors during 2016 expired. Accordingly, our non-employee directors held no shares of restricted stock as of that date.

(4)
For the year ended December 31, 2016, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2016, the non-employee directors do not hold any outstanding stock options.

(5)
The amounts in this column represent matching charitable contributions made on the behalf of Ms. Robeson and Mr. Sullivan for the year 2016 under our matching charitable gift program.

COMPENSATION COMMITTEE INTERLOCKS

              None of the directors who served on the Compensation Committee during fiscal year 2016 has ever served as one of our officers or employees. During fiscal year 2016, there were no Compensation Committee interlocks.

PROPOSAL 1—ELECTION OF DIRECTORS

              Our directors are elected annually. At the Annual Meeting, eight directors are to be elected to serve for one year or until their successors are elected and qualified. Based on the recommendations of the NCG Committee, the Board has nominated the following individuals for election as directors to serve until the 2018 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal:

Larry W. Bickle	Ramiro G. Peru
Stephen R. Brand	Julio M. Quintana
Loren M. Leiker	Rose M. Robeson
Javan D. Ottoson	William D. Sullivan

              Each nominee is currently a director and all nominees were previously elected to the Board by our stockholders. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board.

              As discussed above, the NCG Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership, and an understanding of our oil and natural gas exploration and production business. The overall objective is to identify a group of directors that can best contribute to our long-term success. All of the nominees discussed below are seasoned leaders who bring to the Board a vast array of oil and gas industry, public and private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in our Corporate Governance Guidelines. Among other attributes, as a group, these nominees possess a wide breadth of varied skills and experience in leadership, the energy industry, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the NCG Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy. The specific experiences, qualifications, attributes, and skills of each nominee are briefly described in each nominee's biographical information below. In addition, the nominees, whose experiences cover various aspects of the energy industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our company, and have a demonstrated ability to work collaboratively with candid discussion.

              Set forth below is a summary of certain characteristics of our director nominees as well as certain biographical information, as of the filing date of this Proxy Statement, for each nominee for election as director, including his or her principal occupation, business experience, and public company directorships held during the last five years. There are no family relationships among any of our directors or executive officers.

Director Nominee Summary

All of our non-management director nominees are independent	Our director nominees provide an effective balance of fresh perspective and experience with the Company

Director Nominees

Larry W. Bickle Director since 1995 Age: 71

Position, Principal Occupation and Business Experience:

Mr. Bickle is a retired public company CEO and private equity investor with extensive experience in various energy related businesses. From June 2005 through April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Prior to that, Mr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Mr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (NYSE: TPC) a gas storage, transportation, and marketing company that he co-founded. He also served on the Board of Directors of UNS Energy Company (NYSE: UNS) and currently serves as a member of the Board of Managers of Quantum Natural Gas Storage, LLC.

Key Attributes, Experience and Skills:

Mr. Bickle brings to the Board over 33 years of experience in various aspects of the oil and gas midstream industry and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading TPC Corporation. Mr. Bickle also brings specific knowledge of natural gas transportation infrastructure including pipelines, processing, treatment, and storage; experience running a large natural gas marketing and trading operation, and extensive experience with both state and federal regulators related to natural gas production and transportation. He also has significant financial management and accounting oversight experience, which serves as the basis for Mr. Bickle's designation as an audit committee financial expert and provides a strong foundation for his service on the Audit Committee. Mr. Bickle's previous service on other public company boards enhances his strong corporate governance background.

Stephen R. Brand Director since 2011 Age: 67

Position, Principal Occupation and Business Experience:

Dr. Brand is currently Senior Executive Advisor of Welltec A/S, a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry. Dr. Brand is also a director of GeoScale, a privately held firm that provides advanced technology solutions and services to the E&P sector for solving subsurface problems in complex geologic formations. He is also on the Advisory Board of OmniEarth, which provides advanced analytics of earth imaging and offers a unique solution-as-a-service platform to assess and manage data that can be used in a predictive role. At the end of 2010, Dr. Brand retired as Senior Vice President, Technology (R&D) of ConocoPhillips (NYSE: COP), a multinational/integrated energy company. Prior to his appointment as Senior Vice President, Technology (R&D) of ConocoPhillips in October 2007, Dr. Brand served as Vice President, Exploration and Business Development at ConocoPhillips, beginning in 2005. Dr. Brand started his career in 1976 as a geologist with Phillips Petroleum Company and thereafter served in various roles of increasing responsibility with Phillips Petroleum and its successor, ConocoPhillips, including serving as President, Canada and President, Australasia.

Key Attributes, Experience and Skills:

Dr. Brand has over 39 years of experience in the energy industry, including extensive experience in the development of exploration and development programs and in strategic planning and research programs for upstream, downstream, and "new" stream technologies. He also has valuable human resources management skills and experiences, which provide a strong foundation for his role as Chair of the Compensation Committee and are significant in the oversight of our compensation management functions.

Loren M. Leiker Director since 2012 Age: 63

Position, Principal Occupation and Business Experience:

Mr. Leiker was an executive with EOG Resources, Inc., until his retirement in September 2011. EOG is one of the largest independent oil and natural gas companies in the United States. Mr. Leiker served EOG as Senior Executive Vice President of Exploration from February 2007 to September 2011. Prior to that appointment, he held a variety of executive officer positions with EOG and its predecessor, Enron Oil and Gas Company. Mr. Leiker started his career in 1977 at Tenneco, Inc., where he held a variety of domestic and international technical and managerial roles until the sale of the company in 1989. Mr. Leiker has been a director of Vermilion Energy Inc. (VET: Toronto) since December 2012, a director of Navitas Midstream Partners since May 2014, and served as a director of Midstates Petroleum Company, Inc. (NYSE: MPO) from December 2011 until his resignation in March 2015.

Key Attributes, Experience and Skills:

Mr. Leiker brings to the Board over 39 years of experience in various aspects of the oil and gas exploration and production industry, including extensive experience in exploration activities similar to ours, and a deep understanding of upstream operations and asset management technologies, which provide a strong foundation for his service on the Audit Committee and are important in the oversight of our financial reporting and financial and operational risk management functions. Mr. Leiker's service on other public company boards enhances his strong corporate governance background.

Javan D. Ottoson Director since 2014 Age: 58

Position, Principal Occupation and Business Experience:

Mr. Ottoson joined the Company in December 2006 as Executive Vice President and Chief Operating Officer. Mr. Ottoson was appointed President of the company in October 2012 and Chief Executive Officer of the company in February 2015. Mr. Ottoson has been in the energy industry for over 34 years. From April 2006 until he joined the Company in December 2006, Mr. Ottoson was Senior Vice President—Drilling and Engineering at Energy Partners, Ltd., an independent oil and natural gas exploration and production company, where his responsibilities included overseeing all aspects of its drilling and engineering functions. Mr. Ottoson managed Permian Basin assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron, from July 2003 to April 2006. From April 2000 to July 2003, Mr. Ottoson owned and operated a homebuilding company in Colorado and ran his family farm. Prior to 2000, Mr. Ottoson worked for ARCO in management and operational roles, including serving as President of ARCO China, Commercial Director of ARCO United Kingdom, and Vice President of Operations and Development, ARCO Permian.

Key Attributes, Experience and Skills:

The Board of Directors chose Mr. Ottoson to lead SM Energy as President and Chief Executive Officer and to serve on the Board because he is a proven leader with the strong technical skills and leadership vision necessary to create top quartile returns for our stockholders. Mr. Ottoson's experiences and familiarity with our operations are critical to our success as we continue to execute on our strategic transition toward the acquisition and development of top tier assets.

Ramiro G. Peru Director since 2014 Age: 61

Position, Principal Occupation and Business Experience:

Mr. Peru served as Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation from 2004 to 2007 (and its Senior Vice President and Chief Financial Officer from 1999-2004). He joined Phelps Dodge in 1979 and held various finance and accounting positions prior to his appointment as Chief Financial Officer. Mr. Peru currently serves on the Board of Directors of Anthem, Inc. (NYSE: ANTM) and of UNS Energy Corporation, a subsidiary of Fortis, Inc.

Key Attributes, Experience and Skills:

Mr. Peru brings to the Board significant financial expertise, much of which he obtained through his over 30 years of experience in the mining industry. Mr. Peru's service as chairman of the audit committee of another publicly traded company enhances his significant financial management and accounting oversight experience. As a result of his executive level experience, Mr. Peru also has extensive human resources management skills, which are an important foundation for his service on the Compensation Committee. Mr. Peru's service on other public company boards enhances his strong corporate governance background.

Julio M. Quintana Director since 2006 Age: 57

Position, Principal Occupation and Business Experience:

Mr. Quintana currently serves on the Board of Directors of Newmont Mining Company (NYSE: NEM) and of Basic Energy Services (NYSE:BAS). Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015, and served on Tesco's Board of Directors from September 2004 to May 2015. Prior to his appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer of Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for five years in various executive roles for Schlumberger Corporation. Prior to Schlumberger, Mr. Quintana worked for nearly 20 years for Unocal Corporation, an integrated E&P company, in various operational and managerial roles.

Key Attributes, Experience and Skills:

Mr. Quintana brings to the Board over 36 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience, which provide a strong foundation for his role on the Compensation Committee and are important in the oversight of our financial reporting and financial and operational risk management functions. Mr. Quintana's service on other public company boards enhances his strong corporate governance background.

Rose M. Robeson Director since 2014 Age: 56

Position, Principal Occupation and Business Experience:

Ms. Robeson served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the General Partner of DCP Midstream Partners LP, from 2012 until her retirement in 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from 2002 to 2012. Prior to her appointment as CFO of DCP Midstream LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson was with Kinder Morgan, Inc. (formerly KN Energy, Inc.) from 1996 to 2000 and held the position of Vice President & Treasurer. Ms. Robeson has served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP (NYSE: AMID) from June 1, 2014, until her resignation on June 14, 2016, and has served as a director of Tesco Corporation (NASDAQ:TESCO) since October 29, 2015.

Key Attributes, Experience and Skills:

Ms. Robeson brings to the Board over 28 years of broad experience in various aspects of the oil and gas industry, including exploration and production, midstream and refining, and marketing. She also has significant financial management, risk management and accounting oversight experience, which provides a strong foundation for her role as Chair of the Audit Committee and is important in the oversight of our financial reporting and financial risk management. Ms. Robeson's service on other public company boards enhances her strong corporate governance background.

William D. Sullivan Director since 2004 Age: 60

Position, Principal Occupation and Business Experience:

Mr. Sullivan is a retired oil and gas executive who was with Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company, for over 20 years. Mr. Sullivan retired from Anadarko in August 2003. Since March 2006, Mr. Sullivan has been a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY), a limited partnership focused on the acquisition and development of producing oil and natural gas properties. From February 2007 until May 2015, Mr. Sullivan was a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas, and fractionating and selling natural gas liquids and NGL products. Mr. Sullivan has been a director since August 2007, and Non-executive Chairman of the Board since May 2015, of Tetra Technologies, Inc. (NYSE: TTI), an oil and gas services company. Since June 2011, Mr. Sullivan has been a director and member of the audit committee of CSI Compressco Partners GP, Inc., which is the general partner of CSI Compressco, L.P. (NASDAQ: CCLP), a publicly traded limited partnership providing wellhead compression-based production enhancement services. CSI Compressco GP, Inc. is a minority-owned subsidiary of Tetra Technologies, Inc. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as Vice President, Operations—International, Gulf of Mexico, and Alaska in 2001, Vice President—International Operations from 1998 to 2000, Vice President—Algeria from 1995 to 1998, and Vice President—U.S. Onshore Operations from 1993 to 1995.

Key Attributes, Experience and Skills:

Mr. Sullivan brings to the Board over 37 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production sector of the industry. His experience as an exploration and production senior executive enables him to contribute significant independent insights on our business and operations, and the economic environment and long-term strategic issues that we face. In addition, his human resources management skills and experience are important in the oversight of our compensation management functions, and his service on other public company boards of directors provides a strong corporate governance background. These skills and experiences provide a strong foundation for Mr. Sullivan's role as Chairman of the Board.

Recommendation of the Board:	The Board recommends voting "FOR" the election of all the nominees listed above.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

              Our stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2017. EY has served as our independent registered public accounting firm since 2013, and the Audit Committee plans to engage EY to perform the audit of our financial statements as of and for the year ending December 31, 2017.

              The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If our stockholders do not ratify the appointment of EY, the Audit Committee will consider whether to engage another independent registered public accounting firm, but will not be obligated to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

              A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     Recommendation of the Board:              The Board recommends voting "FOR" Proposal 2.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

              Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

              As described in "Executive Compensation—Compensation Discussion and Analysis" section above, our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based short-term and long-term incentive programs to make executive pay dependent on our performance (and thereby "at-risk"). In addition, as an executive officer's responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed "at-risk" increases in relation to base salary. Furthermore, our named executive officers' targeted total direct compensation (base salary plus target cash bonus plus long-term incentive compensation) is generally designed to approximate the median of our peer group.

              As discussed in more detail under "Executive Compensation—Compensation Discussion and Analysis" hereof, our STIP measures performance using metrics that we believe are the key drivers of long-term stockholder value creation. Our LTIP also compensates performance based upon absolute "total stockholder return," as well as total stockholder return compared to our peers. We believe that we have achieved our goal for at least the last three years. As you consider this Proposal 3, we urge you to read the "Compensation Discussion and Analysis" section hereof, which more thoroughly discusses how our compensation policies and procedures are designed to reflect and implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals, and significantly align the interests of our management with those of our stockholders. In addition, the fact that we have received the support of at least 98% of votes cast in the last four advisory votes on executive compensation indicates that our stockholders strongly support our compensation philosophy.

              In light of these circumstances, we are asking stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for SM Energy Company's 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the "Compensation Discussion and Analysis" section, and in the Summary Compensation Table and the other related tables and disclosures in the Proxy Statement."

     Recommendation of the Board:              The Board recommends voting "FOR" Proposal 3.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

              In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on whether they would prefer future advisory votes on executive compensation to occur every year, every two years or every three years. After careful consideration of the frequency alternatives, the Board of Directors believes that conducting an advisory vote on executive compensation every year is appropriate for the company and its stockholders at this time. We have conducted an advisory vote on executive compensation on an annual basis since 2011, the year of the last stockholder advisory vote on the frequency of executive compensation advisory votes.

              You may cast your vote on your preferred voting frequency by choosing one of the following options—one year, two years, three years or abstain—on the proxy card when you vote in response to the resolution set forth below:

    RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast on this resolution will be determined to be the preferred frequency with which the company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the company's named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2017 Annual Meeting of Stockholders.

              The Board and the Compensation Committee will review and consider the vote when making future determinations as to the frequency of the advisory "say-on-pay" vote. However, because this advisory vote on frequency is non-binding, the Board may decide that it is in the company's and its stockholders' best interests to hold an advisory vote on executive compensation more or less frequently than the option selected by stockholders.

     Recommendation of the Board:              The Board recommends voting "ONE YEAR" on Proposal 4.

PROPOSAL 5—APPROVAL OF AMENDMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN

General

              The purpose of our existing Employee Stock Purchase Plan (the "ESPP") is to encourage employee stock ownership, thus aligning employee interests with those of our stockholders, and to enhance the ability of the company to attract, retain and motivate qualified employees. We believe that the ESPP offers a convenient means for our employees who might not otherwise own our common stock to purchase shares. The ESPP, which is qualified as an "employee stock purchase plan" under Section 423 of the IRC and the related regulations, currently covers an aggregate of 2,000,000 shares of our common stock and provides that no new purchase period may begin after July 1, 2017. The Compensation Committee recommended and the Board approved on April 6, 2017, subject to approval by our stockholders at the annual meeting, that the ESPP be amended and restated to increase the number of shares that may be issued under the ESPP by 1,268,428 (to 2,000,000 shares available for issuance) and to permit new purchase periods to begin through July 1, 2028.

              The summary below of the material terms of the ESPP is qualified in its entirety by reference to the text of the ESPP as proposed to be amended and restated, which is attached as Annex A to this Proxy Statement.

Shares Subject to the ESPP

              As of February 28, 2017, 731,572 shares of our common stock remained for issuance under the ESPP. If the amendment and restatement of the ESPP is approved, 2,000,000 shares will be available for issuance in the future under the ESPP. If any purchase right under the ESPP terminates, is cancelled or expires without having been exercised in full, the underlying shares that were not purchased will again be available under the ESPP. To prevent dilution or enlargement of the rights of participants under the ESPP, appropriate adjustments will be made if any change is made to our outstanding common stock by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or its value.

ESPP Participants

              As defined in the ESPP, all employees of the company and its subsidiaries are eligible to participate in the ESPP unless after the grant of purchase rights under the ESPP the employee would own common stock equal to or exceeding 5% of the total combined voting power or value of all outstanding capital stock of the company (as calculated under the attribution rules in the IRC). Participation in the ESPP is voluntary and is dependent upon each eligible employee's election to participate and his or her determination, subject to the ESPP's provisions, as to the desired level of participation. As of December 31, 2016, approximately 98% of our employees are eligible to participate in the ESPP and approximately 63% were participating.

Purchases Under the ESPP

              Our Board is responsible for administering the ESPP and has broad power to make determinations under the ESPP, to interpret the terms of the ESPP and to establish rules and regulations for its administration. The purchase periods under the plan begin on January 1 and July 1 of each year and terminate on June 30 and December 31, respectively. The purchase price at which shares may be purchased at the end of any purchase period is equal to the 85% of the lesser of the per share price of our common stock at either the first or last day of the applicable purchase period.

              Prior to the first day of each purchase period, each participant makes an election to participate during the purchase period. At the end of the purchase period, the participant receives a number of shares, determined on the last day of the purchase period, equal to the payroll deductions credited during the purchase period divided by the purchase price described in the immediately preceding paragraph. A participant may not purchase shares with a fair market value greater than $25,000 under the ESPP in any calendar year.

              Participants may purchase shares only by submitting an election form during the election period prior to the beginning of each purchase period, stating the participant's election to have after-tax payroll deductions made for the purpose of participating in the ESPP. After initial enrollment in the ESPP, payroll deductions continue from purchase period to purchase period unless the participant makes another election to terminate his or her payroll deductions, terminates his or her employment with the Company or becomes ineligible to participate in the ESPP. The amounts deducted are credited to the participant's account under the ESPP until the purchase date. All amounts credited to a terminated employee's account will be returned to such employee. We do not pay interest on the deducted amounts.

              In the event of a change in control, the company will have the right to terminate the offering and related purchase period as of such date, and, if so terminated, the payroll dedications credited to each participant will be returned. A change in control will occur if any person or group becomes a beneficial owner of more than 50% of the total fair market value or total voting power of the common stock or acquires all assets of the company. If the company does not terminate the offering, the purchase period will be deemed to end on the day immediately prior to the effective date of the change of control.

Amendment of the ESPP

              The Board may amend or terminate the ESPP without further action on the part of the stockholders, except where stockholder approval is required by applicable law or regulation. No amendment or termination will adversely affect any right to purchase shares that has been granted under the ESPP without the consent of the participant.

United States Federal Income Tax Considerations

              The following discussion of certain of the U.S. federal income tax consequences of awards under the ESPP is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below. The following summary of the U.S. federal income tax consequences in respect of the ESPP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

              The ESPP is intended to be an "employee stock purchase plan" as defined in Section 423 of the IRC, under which neither the grant nor the exercise of rights to acquire common stock under the ESPP is taxable to the participant or gives rise to a deduction for the company. Amounts deducted from a participant's compensation to purchase shares under the ESPP are taxable to the participant in the year in which the amounts would otherwise have been received.

              If a participant sells the shares acquired under the ESPP more than two years after the beginning of the applicable purchase period and one year from the purchase date, the participant will recognize as ordinary income the lesser of the amount by which the fair market value of the shares when purchased exceeds the purchase price (i.e., the discount below fair market value) or the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price. The participant's tax basis in the purchased shares will increase by the amount recognized as ordinary income and any further gain recognized on the sale will be treated as capital gain. The company will not be entitled to a deduction with respect to that sale.

              If the participant sells the shares acquired under the ESPP within two years after the beginning of the applicable purchase period or within one year of the purchase date, the participant will recognize ordinary income in the year of the sale, the amount of which generally will be the excess of the fair market value of the shares on the date the shares were purchased (i.e., the end of the applicable purchase period) over the purchase price for those shares. The participant's tax basis will increase by the amount recognized as ordinary income and any further gain or loss realized upon the sale will be capital gain or loss. To the extent that an employee recognizes ordinary income, the company will be entitled to a corresponding deduction, provided that, among other things, (i) the income meets the test or reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the IRC and is not disallowed by the $1 million limitation under Section 162(m) of the IRC and (ii) any applicable reporting obligations are satisfied.

     Recommendation of the Board:              The Board recommends voting "FOR" Proposal 5.

REPORT OF THE AUDIT COMMITTEE

              The Audit Committee is appointed by the Board of Directors of SM Energy Company to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of SM Energy Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of SM Energy Company's independent registered public accounting firm, (c) the performance of SM Energy Company's internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

              Management is responsible for SM Energy Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2016, was responsible for performing an independent audit of SM Energy Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

              In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SM Energy Company for the year ended December 31, 2016. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

              Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of SM Energy Company be included in SM Energy Company's Annual Report on Form 10-K for the year ended December 31, 2016.

              Respectfully submitted by the Audit Committee of the Board of Directors,

    Rose M. Robeson, Chair
    Larry W. Bickle
    Loren M. Leiker
    Ramiro G. Peru

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              To the knowledge of management, neither EY nor any of its members had any direct or material indirect financial interest in our company or any connection with our company in any capacity other than as our independent registered public accounting firm for the years ended December 31, 2016, and 2015.

              We paid the following fees for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2016, and 2015. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2016	2015
Audit Fees(1)	$1,272,200	$994,585
Audit Related Fees	—	—
Tax Fees(2)	15,000	17,500
All Other Fees	—	—

Total Fees	$1,287,200	$1,012,085

(1)
Includes reviews of registration statements and related consents and comfort letters as well as audit services related to oil and gas property acquisitions and divestitures activity.

(2)
Includes basic compliance services and assistance with technical research.

              The Audit Committee concluded that the provision of the non-audit services, such as tax services, was compatible with maintaining EY's independence.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

              The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent registered public accounting firm, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services).

              In connection with this policy, the following procedures are followed: (a) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (b) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our company and reported to the Audit Committee; (c) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (d) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

              Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2018 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 14, 2017.

              In addition to the requirements of Rule 14a-8, and as more specifically provided for in our By-Laws, in order for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2018 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to the Board or a proposal of business for the 2018 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2017 Annual Meeting nor later than the close of business on the 90th day prior to the first anniversary of the 2017 Annual Meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2018 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 23, 2018, and no later than February 22, 2018. If the date of our 2018 Annual Meeting of Stockholders changes by more than 30 days before or after May 23, 2018, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th day prior to the date of the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2018 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2018 Annual Meeting of Stockholders is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting of Stockholders is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

              Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2018 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before February 27, 2018, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after February 27, 2018, and the matter nonetheless is permitted to be presented at the 2018 Annual Meeting of Stockholders, the Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

2016 ANNUAL REPORT

              We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, with the SEC. Our Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the address specified above.

OTHER MATTERS

              Management does not know of any matters to be brought before the Annual Meeting other than the election of directors, the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2017, the advisory vote to approve the compensation of our named executive officers, the advisory vote on the frequency of advisory votes regarding the compensation of our named executive officers, and the approval of the amendment of our Employee Stock Purchase Plan. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

              Our website at www.sm-energy.com includes much of this information, along with other general information about our operations, community activities and stakeholder relations. Any remaining questions regarding our operations or financial position can be directed to our Investor Relations Department at ir@sm-energy.com or our External Affairs Department at externalaffairs@sm-energy.com.

              Whether or not you intend to be present at the Annual Meeting, we urge you to submit your proxy promptly.

By Order of the Board of Directors,

David W. Copeland Executive Vice President, General Counsel and Corporate Secretary

April 13, 2017

ANNEX A

SM ENERGY COMPANY
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
APRIL 6, 2017

ARTICLE I
ESTABLISHMENT AND PURPOSE

              1.1    Establishment.    SM Energy Company, a Delaware corporation (the "Company"), has established this employee stock purchase plan for employees of the Company or any Subsidiary Corporation (defined below), who are providing material services to the Company, which shall be known as the SM ENERGY COMPANY EMPLOYEE STOCK PURCHASE PLAN (the "Plan"). The Plan is intended to qualify as an employee stock purchase plan, as defined in Code Section 423.

              1.2    Purpose.    The purpose of the Plan is to enhance stockholder value by attracting, retaining and motivating employees of the Company and of any Subsidiary Corporation by providing them with a means to acquire a proprietary interest in the Company's success.

ARTICLE II
DEFINITIONS

              2.1    Account.    "Account" shall mean the account maintained by the Plan Administrator consisting of payroll deductions with respect to such Participant as adjusted for amounts used to purchase Stock and distributions to the Participant.

              2.2    Authorization.    "Authorization" is defined in Section 3.4.

              2.3    Base Pay.    "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments and as further defined in Section 8.1.

              2.4    Board.    "Board" shall mean the Board of Directors of the Company.

              2.5    Code.    "Code" shall mean the Internal Revenue Code of 1986, as amended.

              2.6    Effective Date.    "Effective Date" shall mean April 6, 2017, which is the date as of which this Plan is adopted by the Board, subject to obtaining shareholder approval within 12 months before or after such date.

              The Plan is an amendment and restatement of an Employee Stock Purchase Plan originally adopted on September 18, 1997, by the Board of Directors of SM Energy Company, then named St. Mary Land & Exploration Company, which was then approved by the Company's stockholders at the Company's 1998 annual meeting of stockholders. The original plan was subsequently amended by the Board of Directors of the Company on February 27, 2001, February 18, 2005, September 25, 2009, December 30, 2009, July 30, 2010, and March 31, 2011.

              The last Offering under the original plan commenced on January 1, 2017.

              2.7    Employee.    "Employee" shall mean any person who is customarily employed on a full-time or part-time basis by the Company or a Subsidiary Corporation and is regularly scheduled to work more than 20 hours per week.

              2.8    Offering.    "Offering" shall mean a semi-annual offering of the Company's Stock as further described in Section 6.1.

              2.9    Offering Commencement Date and Offering Termination Date.    "Offering Commencement Date" and "Offering Termination Date" are defined in Section 6.1.

              2.10    Offering Period.    "Offering Period" is defined in Section 6.1.

              2.11    Option.    "Option" shall mean a Participant's right to purchase Stock of the Company as of each Offering Termination Date for each Offering with the accumulated payroll deductions in the Participant's Account.

              2.12    Participant.    "Participant" shall mean an Employee who becomes a Participant by completing an authorization for payroll deduction under Section 3.4.

              2.13    Plan Administrator.    "Plan Administrator" shall mean such person as may be designated from time to time by the Board of the Company.

              2.14    Stock.    "Stock" shall mean shares of the Company's common stock subject to this Plan.

              2.15    Subsidiary Corporation.    "Subsidiary Corporation" shall mean any present or future corporation, which

                           (i)  would be a "subsidiary corporation" of SM Energy Company as that term is defined in Section 424 of the Code and

                          (ii)  is designated by the Committee as a participating subsidiary corporation whose employees may become Participants in the Plan.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

              3.1    Initial Eligibility.    Any Employee shall be eligible to participate in Offerings under the Plan that commence on or after the first Offering Commencement Date occurring after the Employee's commencement of employment with the Company or a Subsidiary Corporation.

              3.2    Leave of Absence.    For purposes of participation in the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Subsidiary Corporation that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual's right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

              3.3    Restrictions on Participation.    Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option,

                  (a)         if, immediately after the grant, such Employee would own Stock or hold outstanding Options to purchase Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee);

                  (b)         which permits his or her rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such Option is outstanding; or

                  (c)          which permits an Employee to purchase in excess of 2,500 shares in such Offering.

              3.4    Commencement and Automatic Continuation of Participation.    An Employee who meets the requirements of Section 3.1 may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company (an "Authorization") and filing it with the Plan Administrator on or before the date set for such purpose by the Plan Administrator, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her Authorization becomes effective. Each Participant in the immediately preceding Offering who continues to be an Employee and eligible to participate in the Plan shall automatically be deemed to be a Participant in the next Offering using the same Authorization and corresponding payroll deduction level as was in effect for the immediately preceding Offering, unless the Participant has filed a new Authorization for the next Offering in accordance with Sections 3.4, 7.1, and 7.3 (in which case such new Authorization shall apply to the next Offering), or unless the Participant terminates his or her participation in accordance with Article X or withdraws his or her accumulated payroll deductions in accordance with Section 9.2. Payroll deductions for a Participant shall continue until the Participant terminates his or her participation in accordance with Article X.

ARTICLE IV
ADMINISTRATION

              4.1    Administration.    The Board shall be responsible for administering the Plan and appointing the Plan Administrator.

                  (a)         The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board with respect to the Plan and Options granted under the Plan shall be final and binding and conclusive for all purposes and upon all persons.

                  (b)         At the discretion of the Board the Plan may be administered by a Committee of two or more Directors appointed by the Board (the "Committee"). The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including any persons having any interests in any Options which may be granted under the Plan, or Stock purchased under the Plan.

                  (c)          Where a Committee has been created by the Board pursuant to this Article IV, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.

                  (d)         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

ARTICLE V
STOCK SUBJECT TO THE PLAN

              5.1    Number.    The maximum number of shares of Stock which shall be issued under the Plan from and after the Effective Date, subject to adjustment upon changes in capitalization of the Company as provided in Section 5.2, shall be an aggregate of 2,000,000 shares. If the total number of shares of Stock for which Options are exercised on any Offering Termination Date in accordance with this Article V exceeds the maximum number of shares of Stock remaining in the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

              5.2    Adjustment in Capitalization.    In the event of any change in the outstanding shares of Stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of shares of Stock set forth in Section 5.1 and the number of shares of Stock set forth in Section 3.3 (c) shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case, the number and kind of shares of Stock that are subject to any Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

              5.3    No Transfer Restrictions on Shares.    A Participant may sell or otherwise transfer any shares of Stock purchased in an Offering at any time that the Participant chooses, subject to compliance with securities laws.

              5.4    Notice of Disqualifying Dispositions.    Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Stock acquired pursuant to the exercise of an Option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Commencement Date or within one year after the Offering Termination Date.

              5.5    Legend.    The Company may take any steps to restrict the sale of shares of Stock issued to a Participant under this Plan as it determines to be necessary to enforce any applicable restrictions on transfer of such shares of Stock under this Plan, including, without limitation, affixing a legend restricting the sale of the Stock on any certificate therefor.

ARTICLE VI
OFFERINGS

              6.1    Semi-Annual Offerings.    The Plan will be implemented by semi-annual offerings of the Company's Stock (the "Offerings") commencing on January 1 and July 1 of such year and terminating on June 30 and December 31 of such year, respectively. The first Offering shall commence on July 1, 2017, and, unless all shares of Stock in the Plan shall have been purchased prior thereto, the last Offering shall commence on July 1, 2028.

              As used in the Plan, "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins; "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates; and "Offering Period" means the period between any Offering Commencement Date and the corresponding Offering Termination Date.

ARTICLE VII
PAYROLL DEDUCTIONS

              7.1    Amount of Deduction.    At the time a Participant files his or her authorization for payroll deduction, deductions shall be made from his or her Base Pay in accordance with such authorization on each payday that falls on or after the Offering Commencement Date and on or before the Offering Termination Date during the time he or she is a Participant at the rate of not less than 1% and not more than 15% of his or her Base Pay during the Offering. If a Participant completed an Authorization for a prior Offering and participated in the immediately preceding Offering, then the level of payroll deductions in place for such immediately preceding Offering pursuant to such Authorization shall remain in effect for the next Offering, unless the Participant elects to terminate his or her participation in the next Offering or files a new Authorization in accordance with Sections 3.4 and 7.3 in which the Participant elects to change the level of payroll deductions for the next Offering, in which case such new Authorization shall apply to the next Offering. In the case of a part-time hourly Employee, such Employee's Base Pay during an Offering shall be determined by multiplying such Employee's hourly rate of Base Pay during the Offering by the number of regularly scheduled hours of work for such Employee during such Offering.

              7.2    Participant's Account.    All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. A Participant may not make any separate cash payment into such Account.

              7.3    Changes in Payroll Deductions.    A Participant may discontinue his or her participation in the Plan as provided in Article X, or on one occasion only during each Offering Period may elect to decrease the percentage of Base Pay of his or her contributions to his or her Account by filing with the Plan Administrator a new payroll deduction authorization, but no other change can be made during an Offering Period.

              7.4    Leave of Absence.    If a Participant goes on a leave of absence, such Participant shall have the right to elect either: (a) to withdraw the balance in his or her Account pursuant to Section 9.2 or (b) to remain a Participant in the Plan (subject to Section 3.2) authorizing deductions to be made from payments by the Company to the Participant during such leave of absence, if any.

ARTICLE VIII
GRANTING OF OPTION

              8.1    Number of Option Shares.    On the Commencement Date of each Offering, a Participant shall be deemed to have been granted an Option to purchase shares of the Stock of the Company equal to (i) that percentage of the Employee's Base Pay that he or she has elected to have withheld (but not in any case less than 1% or more than 15%) multiplied by (ii) the Employee's Base Pay during the period of the Offering (iii) divided by the lesser of (A) 85% of the market value of Stock on the applicable Offering Commencement Date or (B) 85% of the market value of each share of Stock on the applicable Offering Termination Date. The market value of the Stock shall be determined as provided in paragraphs (a) and (b) of Section 8.2 below. An Employee's Base Pay during the applicable Offering Period shall be determined by multiplying his or her normal weekly Base Pay rate (as adjusted during the Offering Period) by 26 or the hourly rate by 1,040; provided that, in the case of a part-time hourly Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's hourly Base Pay rate by the number of regularly scheduled hours of work for such Employee during such Offering.

              8.2    Option Price.    The option price of each share of Stock purchased with payroll deductions made during such Offering for a Participant therein shall be the lower of:

                  (a)         85% of the closing price of the Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the New York Stock Exchange ("NYSE"); or

                  (b)         85% of the closing price of the Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the NYSE.

              If the Stock of the Company is not listed for trading on the NYSE on any of the aforesaid dates for which closing prices of the Stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for that purpose by the Board.

ARTICLE IX
EXERCISE OF OPTION

              9.1    Automatic Exercise.    A Participant's Option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Stock that the accumulated payroll deductions in his or her Account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Stock for which Options have been granted to the Participant pursuant to Section 8.1, in which case such excess accumulated payroll deductions will be returned to the Participant following the Offering Termination Date without interest).

              9.2    Withdrawal of Account.    By written notice to the Plan Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her Account at such time.

              9.3    Fractional Shares.    Fractional shares will not be issued under the Plan, and any accumulated payroll deductions that would have been used to purchase fractional shares will be retained in the Participant's Account and applied to the purchase of shares of Stock in the next Offering, unless the Participant has elected to terminate his or her participation in the next Offering or is otherwise ineligible to participate in the next Offering, in which case such remaining accumulated payroll deductions will be promptly returned to the Participant, without interest.

              9.4    Delivery of Stock.    As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Stock purchased upon exercise of his or her Option.

ARTICLE X
WITHDRAWAL

              10.1    In General.    As indicated in Section 9.2, a Participant may withdraw payroll deductions credited to his or her Account under the Plan at any time by giving written notice to the Plan Administrator of the Company. All of the Participant's payroll deductions credited to his or her Account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his or her accumulated payroll deductions as an election, under Section 9.2, to withdraw such deductions.

              10.2    Effect on Subsequent Participation.    A Participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan that may hereafter be adopted by the Company; provided, however, following any such withdrawal, such Participant must complete a new Authorization in accordance with Section 3.4 to participate in any subsequent Offering.

              10.3    Termination of Employment.    Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company) prior to the Offering Termination Date, the payroll deductions credited to his or her Account will be returned to him or her.

              10.4    Termination of Employment Due to Death.    Upon termination of the Participant's employment because of his or her death, his or her beneficiary as defined in Section 19.1, or if none is designated, his or her estate, shall have the right to elect by written notice given to the Plan Administrator of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of the death of the Participant either:

                  (a)         to withdraw all of the payroll deductions credited to the Participant's Account under the Plan, or

                  (b)         to exercise the Participant's Option for the purchase of Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the Participant's Account at the date of the Participant's death will purchase at the applicable option price, and any excess in such Account will be returned to said beneficiary, without interest.

              In the event that no such written notice of election shall be duly received by the office of the Plan Administrator of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's Option.

ARTICLE XI
INTEREST

              11.1    Payment of Interest.    No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any Participant, including money which is distributed to an Employee or his or her beneficiary pursuant to any provision of this Plan.

 ARTICLE XII
NO RIGHT TO EMPLOYMENT

              Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary Corporation to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation.

ARTICLE XIII
AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

              The Board may at any time terminate and from time to time may amend or modify the Plan. Any amendment or modification of the Plan by the Board may be accomplished without approval of the stockholders of the Company, except in the event that stockholder approval of such amendment or modification is required by any law or regulation governing the Company.

              No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Participant holding the Option.

ARTICLE XIV
ACQUISITION, MERGER OR LIQUIDATION

              14.1       Acquisition.

                  (a)         In the event that an Acquisition occurs with respect to the Company, the Company may, but shall not be required to, cancel an Offering and all Options outstanding as of the effective date of such Acquisition, whether or not such Options are then exercisable. In that event, the payroll deductions credited to the Account of each Participant shall be returned to him or her. If the Company does not elect to cancel the Offering, such Offering shall terminate on the day immediately prior to the effective date of the Acquisition and such date shall be considered the Offering Termination Date for the Offering.

                  (b)         For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company. The Company shall have the above option to cancel an Offering and all Options regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise.

                  (c)          Where the Company does not exercise its option to terminate an Offering and all Options under this Section 14.1, the remaining provisions of this Article XIV shall apply, to the extent applicable.

              14.2    Merger or Consolidation.    If the Company shall be the surviving corporation in any merger or consolidation, any Offering shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation, provided that the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger.

              14.3    Other Transactions.    A dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation (the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger) shall cause every Offering outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. In that event, the payroll deductions credited to the Account of each Participant shall be returned to him or her.

ARTICLE XV
SECURITIES REGISTRATION

              15.1    Securities Registration.    In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Participant shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

              15.2    Representations.    Unless the Company has determined that the following representation is unnecessary, each person participating in an Offering may be required by the Company, as a condition to the issuance of the shares of Stock pursuant to such Offering to make a representation in writing (i) that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act of 1933, and (ii) that before any transfer in connection with the resale of such shares, he or she will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred without registration thereof. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing. To the extent permitted by law, including the Securities Act of 1933, nothing herein, except for the transfer restrictions set forth in Section 5.3 (to the extent that they remain applicable), shall restrict the right of a Participant to sell the shares received in an open market transaction.

ARTICLE XVI
TAX WITHHOLDING

              Whenever shares of Stock are to be issued pursuant to an Offering, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any.

ARTICLE XVII
INDEMNIFICATION

              To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee and the Plan Administrator shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or a Subsidiary Corporation may have to indemnify them or hold them harmless.

ARTICLE XVIII
REQUIREMENTS OF LAW

              18.1    Requirements of Law.    The granting of Options pursuant to an Offering and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

              18.2    Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.

ARTICLE XIX
MISCELLANEOUS

              19.1    Designation of Beneficiary.    A Participant may file a written designation of a beneficiary who is to receive any Stock or cash. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Plan Administrator of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Stock or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Stock or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

              19.2    Transferability.    During a Participant's lifetime, Options held by such Participant shall be exercisable only by that Participant. Neither payroll deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or as provided in Section 19.1. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9.2.

              19.3    Use of Funds.    All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

              19.4    Effect of Plan.    The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

ARTICLE XX
EFFECTIVE DATE OF PLAN

              This Plan is hereby adopted by the Board as of the Effective Date, subject to approval of the shareholders as provided in Section 2.6.

NNNNNNNNNNNN . Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 5 and for 1 Year on Proposal 4. + 1. The Board of Directors has nominated the below eight persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below. For Against Abstain For Against Abstain For Against Abstain 01 - Larry W. Bickle 02 - Stephen R. Brand 03 - Loren M. Leiker 04 - Javan D. Ottoson 05 - Ramiro G. Peru 06 - Julio M. Quintana 07 - Rose M. Robeson 08 - William D. Sullivan For Against Abstain ForAgainst Abstain 2. The proposal to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2017. 3. To approve, on a non-binding advisory basis, the compensation philosophy, policies and procedures, and the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement. 1 Year 2 Years 3 Years Abstain ForAgainst Abstain 4. To recommend, on a non-binding advisory basis, the frequency of stockholder votes on executive compensation. 5. The proposal to approve the amendment of the Employee Stock Purchase Plan. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 1 6 0 9 7 2 02JFSC NNNNNNNNN B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 23, 2017. The Proxy Statement and our 2016 Annual Report on Form 10-K are available at: http://www.viewproxy.com/sm-energy/2017/. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SM Energy Company 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 23, 2017. The undersigned hereby appoints A. Wade Pursell, David W. Copeland, and James B. Lebeck, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2017, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1, “FOR” Proposals 2, 3, 5 and for “1 Year” on Proposal 4. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, including concerning any adjournment of the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management.